SUBJECT TO COMPLETION OR AMENDMENT, DATED JUNE 19, 2006

PRICING SUPPLEMENT                                 PRICING SUPPLEMENT NO. 333 TO
(TO PROSPECTUS DATED SEPTEMBER 17, 2003     REGISTRATION STATEMENT NO. 333-89136
AND PROSPECTUS SUPPLEMENT                                     DATED JUNE  , 2006
DATED SEPTEMBER 18, 2003)                                         RULE 424(b)(2)

                                 [ABN AMRO LOGO]
                                        $
                               ABN AMRO BANK N.V.
                           MEDIUM-TERM NOTES, SERIES A
                             SENIOR FIXED RATE NOTES
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.
                                ----------------
        9.00% KNOCK-IN REVERSE EXCHANGEABLE SECURITIES(SM) DUE JULY 6, 2007 LINKED TO AMERICAN DEPOSITARY RECEIPTS REPRESENTING ORDINARY SHARES OF ING
                                   GROEP N.V.

The Securities do not guarantee any return of principal at maturity. Instead, the amount received at maturity will be based on the performance of the American Depositary Receipts representing ordinary shares of ING Groep N.V., which we refer to as the Underlying ADRs, during the life of the Securities. In certain circumstances described below, at maturity we will exchange each $1,000 principal amount of Securities for a predetermined number of the Underlying ADRs in lieu of paying the principal amount of the Securities. THE MARKET VALUE OF THOSE UNDERLYING ADRS WILL BE LESS THAN THE PRINCIPAL AMOUNT OF EACH SECURITY AND COULD BE ZERO.

SECURITIES              9.00% Knock-in Reverse Exchangeable Securities due July
                        6, 2007.
PRINCIPAL AMOUNT        $

UNDERLYING ADRS         American Depositary Receipts, or ADRs, evidencing the
                        American Depository Shares of ING Groep N.V. Each ADR represents one (1) ordinary share, par value EUR 0.24 per share, of ING Groep N.V.

INTEREST RATE           9.00% per annum, payable quarterly in arrears on October
                        6, 2006, January 6, 2007, April 6, 2007, and July 6,
                        2007.

ISSUE PRICE             100%

PROPOSED ORIGINAL       July 6, 2006
ISSUE DATE

PROPOSED PRICING DATE   June 30, 2006

MATURITY DATE           July 6, 2007

INITIAL PRICE           $ (the closing price per Underlying ADR on the pricing
                        date; the initial price is subject to adjustment for certain corporate events affecting the Underlying ADRs, which we describe in "Description of Securities --
                        Adjustment Events").

KNOCK-IN LEVEL          $       , which is 80% of the initial price.

STOCK REDEMPTION        Underlying ADRs for each $1,000 principal amount of the
AMOUNT                  Securities, which is equal to $1,000 divided by the
                        initial price.

DETERMINATION DATE      The third trading day prior to the maturity date,
                        subject to adjustment in certain circumstances which we describe in "Description of the Securities --
                        Determination Date."

PAYMENT AT MATURITY     The payment at maturity is based on the performance of
                        the Underlying ADRs over the life of the Securities:

                        o If the closing price of the Underlying ADRs on the primary U.S. exchange or market for the Underlying ADRs has not fallen to or below the knock-in level on any trading day from but not including the pricing date to and including the determination date, we will pay you the principal amount of each Security in cash.

                        o If the closing price of the Underlying ADRs on the primary U.S. exchange or market for the Underlying ADRs falls to or below the knock-in level on any trading day from but not including the pricing date to and including the determination date:

                            -- we will deliver to you a number of Underlying ADRs equal to the stock redemption amount, in the event that the closing price of the Underlying ADRs on the determination date is below the initial price; or

                            -- we will pay you the principal amount of each Security in cash, in the event that the closing price of the Underlying ADRs on the determination date is at or above the initial price.

                        o   You will receive cash in lieu of fractional ADRs.

                        The payment at maturity is subject to adjustment in certain circumstances, as we describe in "Description of Securities -- Adjustment Events").

GUARANTEE               The Securities will be fully and unconditionally
                        guaranteed by ABN AMRO HoldING Groep N.V.

DENOMINATIONS           The Securities may be purchased in denominations of
                        $1,000 and integral multiples thereof.

NO AFFILIATION WITH     ING Groep N.V., which we refer to as ING, is not an
ING GROEP N.V.          affiliate of ours and is not involved with this offering
                        in any way. The obligations represented by the Securities are our obligations, not those of ING.
                        Investing in the Securities is not equivalent to investing in the Underlying ADRs or ordinary shares of ING.

LISTING We do not intend to list the Securities on any securities exchange.

THE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THE SECURITIES INVOLVE RISKS NOT ASSOCIATED WITH AN INVESTMENT IN CONVENTIONAL DEBT SECURITIES. SEE "RISK FACTORS" BEGINNING ON PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Pricing Supplement or the accompanying Prospectus Supplement or Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE AGENTS ARE NOT OBLIGATED TO PURCHASE THE SECURITIES BUT HAVE AGREED TO USE REASONABLE EFFORTS TO SOLICIT OFFERS TO PURCHASE THE SECURITIES. TO THE EXTENT THE FULL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES BEING OFFERED BY THIS PRICING SUPPLEMENT IS NOT PURCHASED BY INVESTORS IN THE OFFERING, ONE OR MORE OF OUR AFFILIATES HAVE AGREED TO PURCHASE THE UNSOLD PORTION, WHICH SHALL NOT EXCEED APPROXIMATELY 10% OF THE TOTAL AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES, AND TO HOLD SUCH SECURITIES FOR INVESTMENT FOR A PERIOD OF AT LEAST 30 DAYS. SEE "HOLDING OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES" UNDER THE HEADING "RISK FACTORS" AND "PLAN OF DISTRIBUTION."

This Pricing Supplement and the accompanying Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.

                           PRICE $1,000 PER SECURITY
                       LASALLE FINANCIAL SERVICES, INC.
                             ABN AMRO INCORPORATED

JULY   , 2006

    The Securities may not be offered, transferred or sold as part of their initial distribution, or at any time thereafter, to or for the benefit of any person (including legal entities) established, domiciled, incorporated or resident in The Netherlands.

    The Securities are securities (EFFECTEN) within the meaning of article 1 of The Netherlands' Securities Market Supervision Act 1995 (WET TOEZICHT EFFECTENVERKEER 1995). The Securities may be offered in certain countries excluding The Netherlands. Any offer of these Securities, any announcements thereof and all offer notices, publications, advertisements and other documents in which an offer of the Securities is made, or a forthcoming offer is announced, will comply with all applicable laws and regulations of the jurisdiction in which such an offer is made from time to time. A statement to the effect that the offering of the Securities will comply with all applicable rules in the countries in which such offering takes place will be submitted to the Netherlands Authority for the Financial Markets (AUTORITEIT FINANCIELE MARKTEN) pursuant to article 3, paragraph 2 of the Exemption Regulation pursuant to The Netherlands' Securities Market Supervision Act, before any Securities are offered.

    These restrictions shall cease to apply from the date on which the Netherlands Authority for the Financial Markets (AUTORITEIT FINANCIELE MARKTEN) shall have granted a dispensation on the offering of the Securities pursuant to this Pricing Supplement and the accompanying Prospectus Supplement and the Prospectus.

     In this Pricing Supplement, the "Bank," "we," "us" and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V., our parent company. We refer to the Securities offered hereby and the related guarantees as the "Securities."

     Reverse Exchangeable Securities(SM) is an exclusive service mark of ABN AMRO Bank N.V.

                                     SUMMARY

    THE FOLLOWING SUMMARY ANSWERS SOME QUESTIONS THAT YOU MIGHT HAVE REGARDING THE SECURITIES IN GENERAL TERMS ONLY. IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION THAT IS CONTAINED IN THE REST OF THIS PRICING SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH IN "RISK FACTORS." IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

WHAT ARE THE SECURITIES?

    The Securities are interest paying, non-principal protected securities issued by us, ABN AMRO Bank N.V., and are fully and unconditionally guaranteed by our parent company, ABN AMRO Holding N.V. The Securities are medium-term notes of ABN AMRO Bank N.V. and have a maturity of one year. These Securities combine certain features of debt and equity by offering a fixed interest rate on the principal amount while the payment at maturity is determined based on the performance of the Underlying ADRs. Therefore your principal is at risk.

    The Securities have certain features that make them what we refer to as "Knock-in Reverse Exchangeable Securities." This means that if the closing price of the Underlying ADRs on the principal U.S. securities exchange or market for the Underlying ADRs, which we refer to as the relevant exchange, never falls to or below a certain price level, which we call the knock-in level, on any trading day from but not including the pricing date to and including the determination date, then we will pay you in cash the principal amount of each Security at maturity.

    On the other hand, if the closing price of the Underlying ADRs on the relevant exchange falls to or below the knock-in level on any trading day from but not including the pricing date to and including the determination date, then the payment at maturity will depend on the closing price of the Underlying ADRs on the determination date. In this latter case, if the closing price of the Underlying ADRs on the determination date is equal to or greater than the initial price, we will pay you in cash the principal amount of each Security you hold; if the closing price of the Underlying ADRs on the determination date is less than the initial price, we will deliver to you, in exchange for each $1,000 principal amount of Securities, a number of Underlying ADRs equal to the stock redemption amount. The market value of those Underlying ADRs will be less than the principal amount of your Securities and could be zero.

WHY IS THE INTEREST RATE ON THE SECURITIES HIGHER THAN THE INTEREST RATE PAYABLE ON YOUR CONVENTIONAL DEBT SECURITIES WITH THE SAME MATURITY?

    The Securities offer a higher interest rate than the yield that would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. This is because you, the investor in the Securities, indirectly sell a put option to us on the Underlying ADRs. The premium due to you for this put option is combined with a market interest rate on our senior debt to produce the higher interest rate on the Securities.

WHAT ARE THE CONSEQUENCES OF THE INDIRECT PUT OPTION THAT I HAVE SOLD YOU?

    The put option you indirectly sell to us creates the feature of exchangeability. If the closing price of the Underlying ADRs on the relevant exchange falls to or below the knock-in level on any trading day during the life of the Securities from but not including the pricing date to and including the determination date, and on the determination date the closing price per Underlying ADR is less than the initial price, you will receive a fixed number of Underlying ADRs for each Security you hold, which we call the stock redemption amount. The market value of those Underlying ADRs will be less than the principal amount of your Securities and could be zero.

    On the other hand, if the closing price of the Underlying ADRs on the relevant exchange falls to or below the knock-in level, and on the determination date the closing price per Underlying ADR is equal to or greater than the initial price, you will receive $1,000 for each Security you hold. Because of the exchangeability of the Securities into Underlying ADRs if the closing price of the Underlying ADRs on the determination date is less than the initial price, such securities are generally referred to as "reverse exchangeable securities." However, because this feature of exchangeability is created only if the closing price of the Underlying ADRs on the relevant exchange falls to or below the knock-in level on any trading day during the life of the Securities from but not including the pricing date to and including the determination date, we call the Securities "Knock-in Reverse Exchangeable Securities."

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES?

    The payment at maturity of the Securities will depend on (i) whether or not the closing price of the Underlying ADRs on the relevant exchange fell to or below the knock-in level on any trading day during the life of the Securities from but not including the pricing date to and including the determination date, and if so, (ii) the closing price of the Underlying ADRs on the determination date.

    o If the closing price per Underlying ADR on the relevant exchange has not fallen to or below the knock-in level on any trading day during the life of the Securities from but not including the pricing date to and including the determination date, we will pay you the principal amount of each Security in cash.

    o If the closing price per Underlying ADR on the relevant exchange has fallen to or below the knock-in level on any trading day during the life of the Securities from but not including the pricing date to and including the determination date, we will either:

        o deliver to you the stock redemption amount, in exchange for each Security, in the event that the closing price of the Underlying ADRs is below the initial price on the determination date; or

        o pay you the principal amount of each Security in cash, in the event that the closing price of the Underlying ADRs is at or above the initial price on the determination date.

    The payment at maturity is subject to adjustment in certain circumstances, which we describe in "Description of Securities -- Adjustment Events."

HOW ARE THE STOCK REDEMPTION AMOUNT AND KNOCK-IN LEVEL DETERMINED?

    The stock redemption amount for each $1,000 principal amount of the Securities is equal to $1,000 divided by the initial price. The value of any fractional ADRs that you may be entitled to receive, after aggregating your total holdings of the Securities, will be paid in cash based on the closing price of the Underlying ADRs on the determination date.

    The knock-in level is 80% of the initial price.

    The initial price and consequently the stock redemption amount and knock-in level are subject to adjustment for certain corporate events affecting the Underlying ADRs, which we describe in "Description of Securities -- Adjustment Events."

WHAT INTEREST PAYMENTS CAN I EXPECT ON THE SECURITIES?

    The Securities pay interest at a rate of 9.00% per annum. The interest rate is fixed at issue and is payable quarterly in arrears. This means that irrespective of whether the Securities are exchanged at maturity for cash or the stock redemption amount, you will be entitled to quarterly interest payments on the full principal amount of the Securities you hold, payable in cash.

CAN YOU GIVE ME AN EXAMPLE OF THE PAYMENT AT MATURITY?

    If, for example, the initial price of the Underlying ADRs were $37.04, then the stock redemption amount would be 26.998 Underlying ADRs, or $1,000 divided by $37.04, and the knock-in level would be $29.63, or 80% of the initial price.

If the closing price of the Underlying ADRs fell to or below the knock-in level of $29.63 on any trading day during the life of the Securities from but not including the pricing date to and including the determination date, then the payment at maturity would depend on the closing price of the Underlying ADRs on the determination date. In this case, if the closing price of the Underlying ADRs on the determination date is $32.00 per ADR at maturity, which is below the initial price level, you would receive 26.998 Underlying ADRs for each $1,000 principal amount of the Securities (however, because we cannot deliver fractions of an ADR for each Security, you would receive on the maturity date for each $1,000 principal amount of the Securities 26 Underlying ADRs plus $31.94 cash in lieu of 0.998 fractional ADRs, determined by multiplying 0.998 by $32.00, the closing price per Underlying ADR on the determination date). In addition, over the life of the Securities you would have received interest payments at a rate of 9.00% per annum. IN THIS CASE, THE MARKET VALUE OF THOSE UNDERLYING ADRS (INCLUDING CASH PAID IN LIEU OF FRACTIONAL ADRS) THAT WE WOULD DELIVER TO YOU AT MATURITY FOR EACH SECURITY WOULD BE $863.94, WHICH IS LESS THAN THE PRINCIPAL AMOUNT OF $1,000, AND YOU WOULD HAVE LOST A PORTION OF YOUR INITIAL INVESTMENT. DEPENDING ON THE MARKET VALUE OF THE UNDERLYING ADRS, YOU COULD LOSE YOUR ENTIRE INVESTMENT. If, on the other hand, the closing price of the Underlying

ADRs on the determination date is $40.00 per Underlying ADR, which is above the initial price level, you will receive $1,000 in cash for each $1,000 principal amount of the Securities regardless of the knock-in level having been breached. In addition, over the life of the Securities you would have received interest payments at a rate of 9.00% per annum.

    Alternatively, if the closing price of the Underlying ADRs has not fallen to or below $29.63, the knock-in level, on any trading day during the life of the Securities from but not including the pricing date up to and including the determination date, at maturity you will receive $1,000 in cash for each Security you hold regardless of the closing price of the Underlying ADRs on the determination date. In addition, over the life of the Securities you would have received interest payments at a rate of 9.00% per annum.

    THIS EXAMPLE IS FOR ILLUSTRATIVE PURPOSES ONLY. WE WILL SET THE INITIAL PRICE, KNOCK-IN LEVEL AND STOCK REDEMPTION AMOUNT (SUBJECT TO ADJUSTMENT FOR CERTAIN CORPORATE EVENTS AFFECTING THE UNDERLYING ADRS) ON THE DATE WE PRICE THE SECURITIES, WHICH WE REFER TO AS THE PRICING DATE. IT IS NOT POSSIBLE, HOWEVER, TO PREDICT THE CLOSING PRICE OF THE UNDERLYING ADRS ON THE DETERMINATION DATE OR ON ANY TRADING DAY DURING THE LIFE OF THE SECURITIES.

    In this Pricing Supplement, we have provided under the heading "Hypothetical Sensitivity Analysis of Total Return of the Securities at Maturity" the total return of owning the Securities through maturity for various hypothetical closing prices of the Underlying ADRs on the determination date in the case where the knock-in level has been breached and in the case where the knock-in level has not been breached.

DO I GET ALL MY PRINCIPAL BACK AT MATURITY?

    You are not guaranteed to receive any return of principal at maturity. If the closing price of Underlying ADRs falls to or below the knock-in level on any trading day during the life of the Securities from but not including the pricing date to and including the determination date, and the closing price of the Underlying ADRs is below the initial price on the determination date, we will deliver to you a number of Underlying ADRs equal to the stock redemption amount for each $1,000 principal amount Security you hold. The market value of such Underlying ADRs at the time you receive those shares will be less than the principal amount of the Securities and could be zero.

IS THERE A LIMIT TO HOW MUCH I CAN EARN OVER THE LIFE OF THE SECURITIES?

    Yes. The amount payable under the terms of the Securities will never exceed the principal amount of the Securities payable at maturity plus interest payments you earn over the life of the Securities.

DO I BENEFIT FROM ANY APPRECIATION IN THE UNDERLYING ADRS OVER THE LIFE OF THE SECURITIES?

    No. The amount paid at maturity for each $1,000 principal amount of the Securities will not exceed $1,000. As a result, if the Underlying ADRs have appreciated above their price level on the pricing date, the payment you receive at maturity will not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

    You can purchase Securities in $1,000 denominations or in integral multiples thereof.

IS THERE A SECONDARY MARKET FOR THE SECURITIES?

    We do not intend to list the Securities on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be limited. You should be willing to hold your Securities until the maturity date.

    Although they are not required to do so, we have been informed by our affiliates that when this offering is complete, they intend to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliates do make such a market in the Securities, they may stop doing so at any time.

     In connection with any secondary market activity in the Securities, our affiliates may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliates are not required to post such indicative prices and may stop doing so at any time. INVESTORS ARE ADVISED THAT ANY PRICES SHOWN ON ANY WEBSITE OR BLOOMBERG PAGE ARE INDICATIVE PRICES ONLY AND, AS SUCH, THERE CAN BE NO ASSURANCE THAT ANY TRADE COULD BE EXECUTED AT SUCH PRICES. Investors should contact their brokerage firm for further information.

    In addition, the issue price of the Securities includes the selling agents' commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the profit component that our affiliates have charged in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Use of Proceeds."

TELL ME MORE ABOUT ABN AMRO BANK N.V. AND ABN AMRO HOLDING N.V.

     We are a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of 3,557 offices and branches in 58 countries and territories as of year-end 2005. We are one of the largest banking groups in the world, with total consolidated assets of (euro)880.8 billion at December 31, 2005. We are the largest banking group in the Netherlands and we have a substantial presence in Brazil and the Midwestern United States. We are one of the largest foreign banking groups in the United States, based on total assets held as of December 31, 2005. We are listed on Euronext and the New York Stock Exchange.

    ABN AMRO Holding N.V. is the parent company of ABN AMRO Bank N.V. Holding's main purpose is to own the Bank and its subsidiaries. All of the Securities issued by the Bank hereunder are fully and unconditionally guaranteed by Holding.

WHERE CAN I FIND OUT MORE ABOUT ING?

    Because the Underlying ADRs are registered under the Securities Exchange Act of 1934, as amended, ING is required to periodically file certain financial and other information specified by the Commission which is available to the public. You should read "Public Information Regarding the Underlying ADRs" in this Pricing Supplement to learn how to obtain public information regarding the Underlying ADRs and other important information. The historical highest closing price, lowest closing price and last day closing prices of the Underlying ADRs and ING ordinary shares since 2003 are set forth under the heading "Public Information Regarding the Underlying ADRs - Historic Information" in this Pricing Supplement.

WHO WILL DETERMINE THE CLOSING PRICE OF THE UNDERLYING ADRS ON THE DETERMINATION DATE, THE STOCK REDEMPTION AMOUNT AND THE INITIAL PRICE, AND WHETHER THE CLOSING PRICE OF THE UNDERLYING ADRS HAS FALLEN TO OR BELOW THE KNOCK-IN LEVEL?

    We have appointed ABN AMRO Incorporated, which we refer to as AAI, to act as calculation agent for JPMorgan Chase Bank, the trustee for the Securities. As calculation agent, AAI will determine whether the closing price of the Underlying ADRs has fallen to or below the knock-in level, the closing price of the Underlying ADRs on the determination date, the stock redemption amount and the initial price. The calculation agent may adjust the initial price of the Underlying ADRs and consequently the stock redemption amount and knock-in level, which we describe in the section called "Description of Securities -- Adjustment Events."

WHO INVESTS IN THE SECURITIES?

    The Securities are not suitable for all investors. The Securities might be considered by investors who:

o seek a higher interest rate than the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating;

o are willing to accept the risk of owning equity in general and the Underlying ADRs in particular and the risk that they could lose their entire investment;

o do not expect to participate in any appreciation in the price of the Underlying ADRs; and

o  are willing to hold the Securities until maturity.

    You should carefully consider whether the Securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

WHAT ARE SOME OF THE RISKS IN OWNING THE SECURITIES?

    Investing in the Securities involves a number of risks. We have described the most significant risks relating to the Securities under the heading "Risk Factors" in this Pricing Supplement which you should read before making an investment in the Securities.

    Some selected risk considerations include:

o CREDIT RISK. Because you are purchasing a security from us, you are assuming our credit risk. In addition, because the Securities are fully and unconditionally guaranteed by Holding, you are assuming the credit risk of Holding in the event that we fail to make any payment or delivery required by the terms of the Securities.

o PRINCIPAL RISK. The Securities are not principal protected, which means there is no guaranteed return of principal. If the closing price of the Underlying ADRs falls to or below the knock-in level on any trading day during the life of the Securities and the closing price on the determination date is less than the initial price, we will deliver to you a fixed number of Underlying ADRs with a market value less than the principal amount of the Securities, which value may be zero.

o LIQUIDITY AND MARKET RISK. We do not intend to list the Securities on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be limited. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions. Since the issue price includes the selling agent's commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities, the secondary market prices of the Securities are expected to be adversely affected.

WHAT IF I HAVE MORE QUESTIONS?

   You should read the "Description of Securities" in this Pricing Supplement for a detailed description of the terms of the Securities. The Securities are senior notes issued as part of our Series A medium-term note program and guaranteed by Holding. The Securities offered by the Bank will constitute the Bank's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantee of Holding will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations. You can find a general description of our Series A medium-term note program in the accompanying Prospectus Supplement. We also describe the basic features of this type of note in the sections called "Description of Notes" and "Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices".

    You may contact our principal executive offices at Gustav Mahleraan 10, 1082 PP Amsterdam, The Netherlands. Our telephone number is (31-20) 628-9393.

                                  RISK FACTORS

    The Securities are not secured debt and are riskier than ordinary debt securities. There is no guaranteed return of principal. Investing in the Securities is not the equivalent of investing directly in the Underlying ADRs or ING ordinary shares. This section describes the most significant risks relating to the Securities. YOU SHOULD CAREFULLY CONSIDER WHETHER THE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE YOU DECIDE TO PURCHASE THEM. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

THE SECURITIES ARE NOT ORDINARY SENIOR NOTES; THERE IS NO GUARANTEED RETURN OF PRINCIPAL

    The Securities combine certain features of debt and equity. The terms of the Securities differ from those of ordinary debt securities in that we will not pay you a fixed principal amount in cash at maturity if (a) the closing price of the Underlying ADRs has fallen to or below the knock-in level on any trading day from but not including the pricing date to and including the determination date and (b) the closing price of the Underlying ADRs is below the initial price on the determination date. In such event, we will exchange each Security you hold for a number of Underlying ADRs equal to $1,000 divided by the initial price (as adjusted as described herein), as determined by the calculation agent. If, therefore, the closing price of the Underlying ADRs on the determination date is less than the initial price (and the knock-in level has been previously breached), we will deliver to you a number of Underlying ADRs with a market value less than the principal amount of the Securities, which value may be zero. You cannot predict the future performance of the Underlying ADRs based on their historical performance. ACCORDINGLY, YOU COULD LOSE SOME OR ALL OF THE AMOUNT YOU INVEST IN THE SECURITIES.

THE SECURITIES WILL NOT PAY MORE THAN THE STATED PRINCIPAL AMOUNT AT MATURITY

    The amount paid at maturity of the Securities will never exceed the principal amount of the Securities. If the closing price of the Underlying ADRs on the determination date is equal to or exceeds the initial price (regardless of whether the knock-in level has been previously breached), you will receive the principal amount of the Securities irrespective of any appreciation in the ADR price. You will not receive Underlying ADRs or any other asset equal to the value of the Underlying ADRs. As a result, if the Underlying ADRs have appreciated above their closing price level on the pricing date, the payment you receive at maturity will not reflect that appreciation. UNDER NO CIRCUMSTANCES WILL YOU RECEIVE A PAYMENT AT MATURITY GREATER THAN THE PRINCIPAL AMOUNT OF THE SECURITIES THAT YOU HOLD AT THAT TIME.

WE DO NOT INTEND TO LIST THE SECURITIES ON ANY SECURITIES EXCHANGE; SECONDARY TRADING MAY BE LIMITED

    You should be willing to hold your Securities until the maturity date. We do not intend to list the Securities on any securities exchange; accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be limited. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Upon completion of the offering, our affiliates have informed us that they intend to purchase and sell the Securities from time to time in off-exchange transactions, but they are not required to do so. If our affiliates do make such a market in the Securities, they may stop doing so at any time. In addition, to the extent the total principal amount of the Securities being offered is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion for its own investment. Such affiliate or affiliates intend to hold the Securities for investment for at least 30 days, which may affect the supply of Securities available for secondary trading and therefore adversely effect the price of the Securities in any secondary trading.

MARKET PRICE OF THE SECURITIES INFLUENCED BY MANY UNPREDICTABLE FACTORS

    The value of the Securities may move up and down between the date you purchase them and the determination date when the calculation agent determines the amount to be paid to the holders of the Securities on the maturity date.

    Several factors, many of which are beyond our control, will influence the value of the Securities, including:

    o the market price of the Underlying ADRs or ING ordinary shares, in particular, whether the market price of the Underlying ADRs has fallen to or below the knock-in level;

    o the volatility (frequency and magnitude of changes) in the price of the Underlying ADRs or ING ordinary shares;

    o the dividend rate on the Underlying ADRs and ING ordinary shares. While dividend payments on the Underlying ADRs, if any, are not paid to holders of the Securities, such payments may have an influence on the market price of the Underlying ADRs and therefore on the Securities;

    o   interest and yield rates in the market;

    o fluctuations in the currency exchange rates between the EURO and the U.S. dollar;

    o economic, financial, political and regulatory or judicial events that affect the stock markets generally and which may affect the market price of the Underlying ADRs and/or the Securities;

    o   the time remaining to the maturity of the Securities; and

    o the creditworthiness of the Bank as issuer of the Securities and Holding as the guarantor of the Bank's obligations under the Securities. Any person who purchases the Securities is relying upon the creditworthiness of the Bank and Holding and has no rights against any other person. The Securities constitute the general, unsecured and unsubordinated contractual obligations of the Bank and Holding.

    Some or all of these factors will influence the price that you will receive if you sell your Securities in the secondary market, if any, prior to maturity. For example, you may have to sell your Securities at a substantial discount from the principal amount if at the time of sale the market price of the Underlying ADRs is at, below, or not sufficiently above the knock-in level or the initial price. See "Risk Factors-- The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices."

THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES

         Assuming no change in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities, as well as the profit component included in the cost of hedging our obligations under the Securities. In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

THE SECURITIES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK

    The Underlying ADRs, which are quoted and traded in U.S. dollars, may trade at different prices from the ING ordinary shares, which are quoted and traded in EUROS. Fluctuations in the exchange rate between the EURO and the U.S. dollar may affect the U.S. dollar equivalent of the EURO price of the ING ordinary shares on the Euronext Amsterdam Stock Exchange and the other European stock exchanges where the ING ordinary shares trade and, as a result, may affect the market price of the Underlying ADRs, which may consequently affect the market value of the Securities. In addition, in the event that the ADR facility for the Underlying ADRs is cancelled during the life of the Securities, the payment you will receive at maturity will be based on the closing price of the ING ordinary shares on the determination date converted from EUROS into U.S. dollars at the spot buying rate prevailing on the determination date. Accordingly, in this case, the currency exchange rate then in effect will have a direct impact on the market value of your Securities. See "Public Information Regarding the Underlying ADRs" - Currency Exchange Rate Information" below.

    The EURO has been subject to declines and fluctuations against the U.S. dollar since it first became the single currency of participating member states of the European Union on January 1, 1999 at the commencement of the third stage of European Economic and Monetary Union, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the EURO and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the Securities. The exchange rate between the EURO and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Europe as a whole and the United States, including economic and political developments in other countries.

AN INCREASE IN THE VALUE OF THE UNDERLYING ADRS OR ING ORDINARY SHARES WILL NOT INCREASE THE RETURN ON YOUR INVESTMENT

    Owning the Securities is not the same as owning the Underlying ADRs or ING ordinary shares because, among other things, you do not participate in any appreciation in the value of the Underlying ADRs. Accordingly, the market value of your Securities may not have a direct relationship with the market price of the Underlying ADRs or ING's ordinary shares, and changes in the market price of the Underlying ADRs or ING ordinary shares may not result in a comparable change in the market value of your Securities. If the market price per Underlying ADR increases above the initial price, the market value of the Securities may not increase. It is also possible for the market price of the Underlying ADRs to increase while the market price of the Securities declines. In addition, except as otherwise provided under "Description of Securities -- Adjustment Events" below, the closing price of the ING ordinary shares on the determination date or any other date will not directly impact the calculation of the payout at maturity because the payment at maturity on the Securities is based solely on the performance of the Underlying ADRs.

POTENTIAL CONFLICTS OF INTEREST; NO SECURITY INTEREST IN THE UNDERLYING ADRS HELD BY US

    We and our affiliates may carry out hedging activities that minimize our risks related to the Securities, including trading in the Underlying ADRs or ING ordinary shares. In particular, on or prior to the date of this Pricing Supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the Securities by taking positions in the Underlying ADRs, ING ordinary shares or options contracts on Underlying ADRs or ING ordinary shares listed on major securities markets, and/or other instruments that we deemed appropriate in connection with such hedging. SUCH HEDGING IS CARRIED OUT IN A MANNER DESIGNED TO MINIMIZE ANY IMPACT ON THE PRICE OF THE UNDERLYING ADRS. Our purchase activity, however, could potentially have increased the initial price and knock-in level of the Underlying ADRs, and therefore inadvertently increased the level below which we would be required to deliver to you at maturity Underlying ADRs, which, in turn, would have a value less than the principal amount of your Securities.

    Through our affiliates, we are likely to modify our hedge position throughout the life of the Securities by purchasing and selling Underlying ADRs or ING ordinary shares, options contracts on Underlying ADRs or ING ordinary shares listed on major securities markets or positions in other securities or instruments that we may wish to use in connection with such hedging. Although we have no reason to believe that our hedging activity or other trading activities that we, or any of our affiliates, engage in or may engage in has had or will have a material impact on the market price of the Underlying ADRs, we cannot give you any assurance that we have not or will not affect such price as a result of our hedging or trading activities. IT IS POSSIBLE THAT WE OR ONE OF MORE OF OUR AFFILIATES COULD RECEIVE SUBSTANTIAL RETURNS FROM THESE HEDGING ACTIVITIES WHILE THE VALUE OF THE SECURITIES MAY DECLINE. We or one or more of our affiliates may also engage in trading the Underlying ADRs or ING ordinary shares and other investments relating to ING on a regular basis as part of our or its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Underlying ADRs and, therefore, the value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying ADRs or ING ordinary shares. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely effect the value of the Securities. It is also possible that any advisory services that we or our affiliates provide in the course of any business with ING or its affiliates could lead to actions on the part of ING which might adversely affect the value of the ING ordinary shares and the Underlying ADRs.

    The indenture governing the Securities does not contain any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the Underlying ADRs or ING ordinary shares acquired by us or our affiliates. Neither we nor Holding nor any of our affiliates will pledge or otherwise hold Underlying ADRs or ING ordinary shares for the benefit of holders of the Securities in order to enable the holders to exchange their Securities for Underlying ADRs or ING ordinary shares under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or Holding, as the case may be, any Underlying

ADRs or ING ordinary shares that we or Holding own will be subject to the claims of our creditors or Holding's creditors generally and will not be available specifically for the benefit of the holders of the Securities.

NO SHAREHOLDER RIGHTS IN THE UNDERLYING ADRS

    As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the Underlying ADRs prior to the time you receive the Underlying ADRs, if any, at the maturity of the Securities. You will receive the Underlying ADRs at maturity only in the event that the knock-in level is breached and the closing price of the Underlying ADRs on the determination date is less than the initial price. Moreover, holders of the Underlying ADRs participate in the dividends, distributions and other rights with respect to the ING ordinary shares only to the extent provided in the depositary arrangements between ING and the depositary for the ING ADRs.

    Because neither we nor Holding nor any of our affiliates are affiliated with ING, we have no ability to control or predict the actions of ING, including any corporate actions of the type that would require the calculation agent to adjust the initial price and consequently the stock redemption amount, and have no ability to control the public disclosure of these corporate actions or any other events or circumstances affecting ING. ING IS NOT INVOLVED IN THE OFFERING OF THE SECURITIES IN ANY WAY AND HAS NO OBLIGATION TO CONSIDER YOUR INTEREST AS AN OWNER OF THE SECURITIES IN TAKING ANY CORPORATE ACTIONS THAT MIGHT AFFECT THE VALUE OF YOUR SECURITIES. NONE OF THE MONEY YOU PAY FOR THE SECURITIES WILL GO TO ING.

INFORMATION REGARDING ING

    Neither we nor Holding nor any of our affiliates assume any responsibility for the adequacy of the information about ING contained in this Pricing Supplement or in any of ING's publicly available filings. As an investor in the Securities, you should make your own investigation into ING. Neither we nor Holding nor any of our affiliates have any affiliation with ING, and are not responsible for ING's public disclosure of information, whether contained in SEC filings or otherwise. We do not have any material non-public information about ING as of the date of this Pricing Supplement although we or our subsidiaries may currently or from time to time engage in business with ING, including extending loans to, or making equity investments in, or providing investment advisory services to ING including merger and acquisition advisory services.

LIMITED ANTIDILUTION PROTECTION

    AAI, as calculation agent, will adjust the initial price and consequently the stock redemption amount and knock-in level for certain events affecting the Underlying ADRs, such as stock splits and corporate actions with respect to ING ordinary shares. The calculation agent is not required to make an adjustment for every corporate action which affects the Underlying ADRs. For example, the calculation agent is not required to make any adjustments if ING or anyone else makes a partial tender or partial exchange offer for the ING ordinary shares or the Underlying ADRs. IF AN EVENT OCCURS THAT DOES NOT REQUIRE THE CALCULATION AGENT TO ADJUST THE AMOUNT OF THE UNDERLYING ADRS PAYABLE AT MATURITY, THE MARKET PRICE OF THE SECURITIES MAY BE MATERIALLY AND ADVERSELY AFFECTED.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

    Certain of our affiliates have agreed to purchase for investment any portion of the Securities that has not been purchased by investors in this offering, which they intend to hold for a period of at least 30 days. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

    In addition, if a substantial portion of the Securities held by our affiliates were to be offered for sale in the secondary market, if any, following this offering, the market price of the Securities may fall. The negative effect of such sales on the price of the Securities could be more pronounced if secondary trading in the Securities is limited or illiquid.

POTENTIAL CONFLICTS OF INTEREST BETWEEN HOLDERS OF SECURITIES AND THE CALCULATION AGENT

    As calculation agent, AAI will calculate the payout to you at maturity of the Securities. AAI and other affiliates may carry out hedging activities related to the Securities, including trading in the Underlying ADRs or the ING ordinary shares, as well as in other instruments related to the Underlying ADRs or ING ordinary shares. AAI and some of our other affiliates also trade the Underlying ADRs and ING ordinary shares on a regular basis as part of their general broker-dealer businesses. Any of these activities could influence AAI's determinations as calculation agent and any such trading activity could potentially affect the price of the Underlying ADRs and, accordingly, could effect the payout on the Securities. AAI IS AN AFFILIATE OF ABN AMRO BANK N.V.

    In addition, if certain reorganization events occur as defined under "Description of Securities--Adjustment Events" the calculation agent may adjust the initial price and consequently the knock-in level and stock redemption amount to reflect the new securities issued in such reorganization event. The calculation agent may make such adjustment based on its assessment of the market value and volatility of those new securities, which may adversely affect the value of the Securities. The calculation agent's adjustment to the Securities may be influenced by, among other things, our or our affiliates' hedging transactions with respect to the Securities and our or their ability to hedge our obligations under the Securities following those reorganization events. While we do not currently anticipate the occurrence of a reorganization event, there can be no assurance that a reorganization event will not occur or that the calculation agent's adjustments upon a reorganization event will not adversely affect the value of the Securities.

    Moreover, the issue price of the Securities includes the agents' commissions and certain costs of hedging our obligations under the Securities. Our affiliates through which we hedge our obligations under the Securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

TAX TREATMENT

    You should also consider the tax consequences of investing in the Securities. Significant aspects of the tax treatment of Securities are uncertain. We do not plan to request a ruling from the U.S. Internal Revenue Service (the "IRS") or from the Dutch authorities regarding the tax treatment of the Securities, and the IRS, the Dutch authorities or a court may not agree with the tax treatment described in this Pricing Supplement. Please read carefully the section entitled "Taxation" in this Pricing Supplement. You should consult your tax advisor about your own situation.

                HYPOTHETICAL SENSITIVITY ANALYSIS OF TOTAL RETURN
                          OF THE SECURITIES AT MATURITY

    The following tables set out the total return to maturity of a $1,000 principal amount Security, based on the assumptions outlined below and several variables, which include (a) whether the closing price of the Underlying ADRs has fallen to or below the knock-in level on any trading day during the life of the Securities from but not including the pricing date to and including the determination date and (b) several hypothetical closing prices for the Underlying ADRs on the determination date. The information in the tables is based on hypothetical market values and closing prices for the Underlying ADRs. We cannot predict the market price of the Underlying ADRs on any trading day during the life of the Securities or the closing price of the Underlying ADRs on the determination date. THE ASSUMPTIONS EXPRESSED BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE RETURNS SET FORTH IN THE TABLE MAY OR MAY NOT BE THE ACTUAL RATES APPLICABLE TO A PURCHASER OF THE SECURITIES.

ASSUMPTIONS

Initial Price:                  $37.04 (indicative value only, the initial price
                                  will be set on the pricing date; the closing price on June 16, 2006 was $37.04)

Knock-in level:                 $29.63 (80% of the initial price)

Annual Interest Rate on the
Securities:                     9.00%

Term of the Securities:         12 months

Exchange Factor:                1.0 (we have assumed that no market disruption
                                  event occurs and the calculation agent does not need to adjust the exchange factor for any adjustment events during the term of the Securities).

PAYMENT AT MATURITY IF THE CLOSING PRICE OF THE UNDERLYING ADRS FALLS TO OR BELOW THE KNOCK-IN LEVEL ON ANY TRADING DAY DURING THE LIFE OF THE SECURITIES FROM BUT NOT INCLUDING THE PRICING DATE UP TO AND INCLUDING THE DETERMINATION
DATE:

--------------------------------------------------------------------------------
        ASSUMED                           FOUR
          ING            VALUE OF       QUARTERLY            TOTAL RETURN(c)
   CLOSING PRICE ON     PAYMENT AT      INTEREST     ---------------------------
  DETERMINATION DATE    MATURITY(a)    PAYMENTS(c)          $               %
--------------------------------------------------------------------------------
       +$37.04           $1,000.00        $90.00        $1,090.00          9.00%
        $37.04           $1,000.00        $90.00        $1,090.00          9.00%
        $36.11           $  974.90        $90.00        $1,064.90          6.49%
        $34.45           $  930.08        $90.00        $1,020.08          2.01%
        $33.71           $  910.10        $90.00        $1,000.10          0.01%
        $31.52           $  850.98        $90.00        $  940.98         -5.90%
        $29.94           $  808.32        $90.00        $  898.32        -10.17%
        $23.95           $  646.60        $90.00        $  736.60        -26.34%
        $16.77           $  452.76        $90.00        $  542.76        -45.72%
        $ 8.39           $  226.51        $90.00        $  316.51        -68.35%
        $ 4.20           $  113.39        $90.00        $  203.39        -79.66%
        $ 0.00           $    0.00        $90.00        $   90.00        -91.00%
--------------------------------------------------------------------------------

PAYMENT AT MATURITY IF THE CLOSING PRICE OF THE UNDERLYING ADRS NEVER FALLS TO OR BELOW THE KNOCK-IN LEVEL ON ANY TRADING DAY DURING THE LIFE OF THE SECURITIES FROM BUT NOT INCLUDING THE PRICING DATE TO AND INCLUDING THE DETERMINATION DATE:

--------------------------------------------------------------------------------
     ASSUMED                            FOUR
       ING              VALUE OF      QUARTERLY            TOTAL RETURN(c)
CLOSING PRICE ON       PAYMENT AT      INTEREST    -----------------------------
DETERMINATION DATE     MATURITY(d)    PAYMENTS(c)         $              %
--------------------------------------------------------------------------------
       +$37.04          $1,000.00       $90.00        $1,090.00        9.00%
        $37.04          $1,000.00       $90.00        $1,090.00        9.00%
        $33.34          $1,000.00       $90.00        $1,090.00        9.00%
        $31.67          $1,000.00       $90.00        $1,090.00        9.00%
        $29.64          $1,000.00       $90.00        $1,090.00        9.00%
--------------------------------------------------------------------------------


----------------
(a) Based on the assumptions set forth above, if the closing price of the Underlying ADRs falls to or below $29.63 on any trading day from but not including the pricing date to and including the determination date and, in addition, the closing price of the Underlying ADRs is less than $37.04 on the determination date, the payment at maturity will be made in Underlying ADRs. For determining the value of the payment at maturity, we have assumed that the closing price of the Underlying ADRs will be the same on the maturity date as on the determination date.

(b) Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of actual days elapsed. Accordingly, depending on the number of days in any quarterly interest payment period, the coupon payable in such period and, consequently, the total interest payable over the life of the Securities, may be less than the amount reflected in this column.

(c) The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax adviser regarding whether owning the Securities is appropriate for your tax situation. See the sections titled "Risk Factors" and "Taxation" in this Pricing Supplement.

(d) Based on the assumptions set forth above, if the closing price of the Underlying ADRs never falls to or below $29.63of the relevant exchange on any trading day from but not including the pricing date to and including the determination date, the payment at maturity per $1,000 principal amount of Securities will be made in cash.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy these documents at the Commission's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and at the Commission's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-732-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports and other information regarding Holding that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information Holding has filed with the Commission by reference to file number 1-14624.

     This Pricing Supplement is part of a registration statement that we and Holding filed with the Commission. This Pricing Supplement omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The Commission allows us to incorporate by reference much of the information that we and Holding file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this Pricing Supplement is considered to be part of this Pricing Supplement. Because we and Holding are incorporating by reference future filings with the Commission, this Pricing Supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Pricing Supplement. This means that you must look at all of the Commission filings that we and Holding incorporate by reference to determine if any of the statements in this Pricing Supplement or in any document previously incorporated by reference have been modified or superseded. This Pricing Supplement incorporates by reference the documents listed below, all subsequent Annual Reports on Form 20-F filed by Holding, and any future filings that we or Holding make with the Commission (including any Form 6-K's that we or Holding subsequently file with the Commission) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are identified in such filing as being specifically incorporated by reference into Registration Statement No. 333-89136, of which this Pricing Supplement is a part, until we and Holding complete our offering of the Securities to be issued hereunder or, if later, the date on which any of our affiliates cease offering and selling these Securities:

     the Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2005, filed on April 3, 2006;

    (b) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on April 13, 2006 containing a press release entitled "ABN AMRO reports pro-forma 2005 results under new structure," dated April 7, 2006;

    (c) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on April 27, 2006, containing (1) a press release entitled "ABN AMRO reports first quarter 2006 results: Operating result up 28.9% due to solid organic growth and inclusion of Banca Antonveneta", dated April 26, 2006, (2) a press release entitled "Consolidated Ratio of Earnings to Fixed Charges," dated April 26, 2006;

    (d) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on April 28, 2006, containing a press release entitled "ABN AMRO reports pro-forma 2005 results under new structure," dated April 26, 2006; and

    (e) the Report on Form 6-K of ABN AMRO Holding N.V. filed with the Commission on June 14, 2006, containing three press releases entitled "ABN AMRO to sell futures business to UBS," dated May, 2006, "KBC finalises acquisition of K&H Bank (Hungary)," dated May 30, 2006, and "ABN AMRO to acquire additional 3.86% in Banco ABN AMRO Real from Banca Intesa," dated June 12, 2006.

    You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628
3842).

                PUBLIC INFORMATION REGARDING THE UNDERLYING ADRS

    According to publicly available documents, ING is a global financial services company that offers banking, insurance and asset management in over 50 countries. The clients are individuals, families, small businesses, large corporations, institutions and governments.

    Each Underlying ADR represents one (1) ordinary share, nominal value EUR
0.24 per share, of ING. The Underlying ADRs are traded on the New York Stock Exchange under the symbol "ING". The ordinary shares of ING are principally traded on the Euronext Amsterdam Stock Exchange under the symbol "ING NA".

    The Underlying ADRs are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 or at its Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-732-0330. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by ING pursuant to the Exchange Act can be located by reference to Commission file number 1-14642. In addition, information regarding ING may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

    THIS PRICING SUPPLEMENT RELATES ONLY TO THE SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING ADRS, ING ORDINARY SHARES OR ANY OTHER SECURITIES OF ING. WE HAVE DERIVED ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING ING FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NEITHER WE NOR HOLDING NOR THE AGENTS HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO ING IN CONNECTION WITH THE OFFERING OF THE SECURITIES. NEITHER WE NOR HOLDING NOR THE AGENTS MAKE ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING ING ARE ACCURATE OR COMPLETE. FURTHERMORE, NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICE OF THE UNDERLYING ADRS (AND THEREFORE THE INITIAL PRICE AND THE KNOCK-IN LEVEL AND THE STOCK REDEMPTION AMOUNT) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING ING COULD AFFECT THE VALUE YOU WILL RECEIVE ON THE MATURITY DATE WITH RESPECT TO THE SECURITIES AND THEREFORE THE TRADING PRICES OF THE SECURITIES. NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES HAVE ANY OBLIGATION TO DISCLOSE ANY INFORMATION ABOUT ING AFTER THE DATE OF THIS PRICING SUPPLEMENT.

    NEITHER WE NOR HOLDING NOR ANY OF OUR AFFILIATES MAKES ANY REPRESENTATION TO YOU AS TO THE PERFORMANCE OF THE UNDERLYING ADRS OR THE ING ORDINARY SHARES.

    We and/or our affiliates may presently or from time to time engage in business with ING, including extending loans to, or making equity investments in, or providing advisory services to, ING, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to ING and, in addition, one or more of our affiliates may publish research reports with respect to ING. The statement in the preceding sentence is not intended to affect the rights of holders of the Securities under the securities laws. AS A PROSPECTIVE PURCHASER OF A SECURITY, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF ING AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN THE UNDERLYING ADRS OR ING ORDINARY SHARES.

HISTORICAL INFORMATION

    The following tables set forth the published highest closing price for the quarter, lowest closing price for the quarter and last day closing price for the quarter of the Underlying ADRs and the ING ordinary shares since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. YOU SHOULD NOT TAKE THE HISTORICAL PRICES OF THE UNDERLYING ADRS OR THE ING ORDINARY SHARES AS AN INDICATION OF FUTURE PERFORMANCE. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THE PRICE OF THE UNDERLYING ADRS WILL NOT DECREASE, OR THAT WE WILL NOT DELIVER UNDERLYING ADRS AT MATURITY.

    Except as otherwise specifically provided in this Pricing Supplement, the closing price of the ING ordinary shares on the determination date or any other date will only indirectly impact the calculation of the payout at maturity because the payment at maturity on the Securities is based solely on the performance of the Underlying ADRs.

   HISTORICAL PRICES OF THE UNDERLYING ADRS:      HIGH        LOW      LAST DAY
   ----------------------------------------      CLOSING    CLOSING     CLOSING
   PERIOD                                         PRICE       PRICE      PRICE
   ------                                         -----       -----      -----
   2003
    First Quarter.............................  $18.2200   $ 9.9600    $11.6700
    Second Quarter............................  $19.0000   $11.9000    $17.5300
    Third Quarter.............................  $21.1400   $17.3300    $18.5000
    Fourth Quarter............................  $23.4100   $19.2100    $23.4100
   2004
    First Quarter.............................  $27.3700   $20.5000    $22.0500
    Second Quarter............................  $23.7700   $20.2800    $23.7000
    Third Quarter.............................  $25.9800   $22.1000    $25.2800
    Fourth Quarter............................  $30.3200   $25.3000    $30.2500
   2005
    First Quarter.............................  $31.6900   $28.1800    $30.2300
    Second Quarter............................  $30.2100   $26.9400    $28.0500
    Third Quarter.............................  $30.9900   $28.0200    $29.7900
    Fourth Quarter ...........................  $35.4000   $28.1600    $34.8200
   2006
    First Quarter.............................  $39.7100   $33.6100    $39.4000
    Second Quarter (through June 16, 2006 )...  $42.5900   $34.7400    $37.0400

   HISTORICAL PRICES OF THE EURO ORDINARY SHARES:
   ----------------------------------------------
   PERIOD
   ------
                                                  HIGH      LOW   CLOSING PRICE
                                                  ----      ---   -------------
                                                           [EUR]
   2003
    First Quarter.............................  17.3000   08.7000    10.5900
    Second Quarter............................  16.2100   10.7500    15.1300
    Third Quarter.............................  19.0000   14.6500    15.7300
    Fourth Quarter............................  19.0600   16.2000    18.4900
   2004
    First Quarter.............................  21.2000   16.7300    17.8800
    Second Quarter............................  19.5800   16.8700    19.4000
    Third Quarter.............................  21.1800   18.1300    20.3200
    Fourth Quarter............................  22.2800   19.7400    22.2600
   2005
    First Quarter.............................  23.9600   21.7500    23.3000
    Second Quarter............................  23.3700   20.9900    23.3700
    Third Quarter.............................  25.1200   23.1800    24.7800
    Fourth Quarter ...........................  29.7500   23.4500    29.3000
   2006
    First Quarter.............................  32.7900   27.8200    32.6000
    Second Quarter (through June 16, 2006 )...  33.3800   28.1000    29.2500

    Neither we nor Holding make any representation as to the amount of dividends, if any, that ING will pay in the future. In any event, as a holder of a Security, you will not be entitled to receive dividends, if any, that may be payable on the Underlying ADRs or the ING ordinary shares.

CURRENCY EXCHANGE RATE INFORMATION

    The following table sets forth, for the periods indicated, the high, low and period-ending U.S. dollar/EURO exchange rates (expressed as the number of U.S. Dollars per one EURO) from 2001 through June 16, 2006. We obtained the exchange rates listed below from Bloomberg Financial Markets without independent verification.

   U.S. DOLLAR/EUR EXCHANGE RATES:
   -------------------------------
   PERIOD
   ------                                       HIGH       LOW      PERIOD-END
                                                ----       ---      ----------
   2001.......................................  0.9594     0.8352       0.8895
   2002.......................................  1.0505     0.8565       1.0492
   2003.......................................  1.2647     1.0336       1.2595
   2004.......................................  1.3666     1.1761       1.3554
   2005.......................................  1.3582     1.1640       1.1849
   2006 (through June 16, 2006 )..............  1.2979     1.1802       1.2642

    The information presented in this Pricing Supplement relating to the exchange rate of the U.S. dollar as compared to the EURO is furnished as a matter of information only. The EURO has been subject to declines and fluctuations in the past and may be subject to significant fluctuations in the future. The fluctuations or periods of relative stability in the U.S. dollar/EURO exchange rate that have occurred in the past are not necessarily indicative of fluctuations or periods of relative stability in that rate that may occur over the term of the Securities.

    The spot exchange rates between the U.S. dollar and the EURO are at any moment a result of the supply and demand for the currencies being compared, and changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the participating member states of the European Union, the United States and other jurisdictions important to international trade and finance.

                            DESCRIPTION OF SECURITIES

    Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. The term "Security" refers to each $1,000 principal amount of our 9.00% Knock-in Reverse Exchangeable Securities due July 6, 2007 linked to American Depositary Receipts representing ordinary shares of the Underlying Company, fully and unconditionally guaranteed by Holding.

Principal Amount:.............  $

Underlying ADRs...............  American Depositary Receipts evidencing the
                                American Depository Shares of the Underlying
                                Company. Each Underlying ADR represents one (1) ordinary share, par value EUR 0.24 per share, of ING Groep N.V.

Underlying Company............  ING Groep N.V.

Proposed Original Issue Date..  July 6, 2006

Proposed Pricing Date.........  June 30, 2006

Issue Price...................  100%

Initial Price.................  $   (the Closing Price per Underlying ADR on the
                                Pricing Date, divided by the Exchange Factor), subject to adjustments as described below under "--Adjustment Events".

Knock-in Level................  80% of the Initial Price, which will be determined by the Calculation Agent. The Initial Price and consequently the Knock-In-Level are subject to adjustments as described below under "--Adjustment Events".

Maturity Date.................  July 6, 2007

Specified Currency............  U.S. Dollars

CUSIP.........................  00079FRG9

Denominations.................  The Securities may be purchased in denominations of $1,000 and integral multiples thereof.

Form of Securities............  The Securities will be represented by a single registered global security, deposited with the Depository Trust Company.

Guarantee.....................  The payment and delivery obligations of ABN AMRO
                                Bank N.V. under the Securities, when and as they shall become due and payable, whether at maturity or upon acceleration, are fully and unconditionally guaranteed by ABN AMRO Holding N.V.

Interest Rate.................  9.00% per annum, payable quarterly in arrears on
                                October 6, 2006, January 6, 2007, April 6, 2007,
                                and July 6, 2007, which shall represent (a) an interest coupon of 5.63% per annum and (b) an option premium of 3.37% per annum.

Payment at Maturity...........  If the Closing Price per Underlying ADR has not
                                fallen to or below the Knock-in Level on any Trading Day from but not including the Pricing Date to and including the Determination Date, we will pay you the principal amount of each Security in cash. If the Closing Price per Underlying ADR has fallen to or below the Knock-in Level on any Trading Day from but not including the Pricing Date to and including the Determination Date, then (i) if the Closing Price per Underlying ADR on the Determination Date is below the Initial Price, we will deliver to you, in exchange for each Security, a number of Underlying ADRs equal to the Stock Redemption Amount or (ii) if the Closing Price per Underlying ADR on the Determination Date is at or above the Initial Price, we will pay you the principal amount of each Security in cash. We will pay cash in lieu of delivering fractional Underlying ADRs in an amount equal to the corresponding fractional Closing Price of the Underlying ADRs, as determined by the Calculation Agent on the Determination Date. Following a Cancellation Event or a Reorganization Event, the amount payable at maturity is subject to adjustments as described below under--"Adjustment Events."

Stock Redemption Amount.......  The Calculation Agent will determine the Stock
                                Redemption Amount on the Determination Date by dividing $1,000 by the Initial Price. The Initial Price and consequently the Stock Redemption Amount may be adjusted for certain corporate events affecting the Underlying Company. The interest payment on the Securities at maturity will be paid in cash.

Determination Date............  The third scheduled Trading Day prior to the
                                Maturity Date; provided that if such day is not a Trading Day, or if a Market Disruption Event has occurred on such a Trading Day, the Determination Date shall be the immediately succeeding Trading Day; provided, further, that the Determination Date shall be no later than the second scheduled Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such second scheduled Trading Day.

Closing Price.................  If the Underlying ADRs (or any other security for which a Closing Price must be determined) are listed on a U.S. securities exchange registered under the Exchange Act, are securities of The Nasdaq National Market or are included in the OTC Bulletin Board Service, which we refer to as the OTC Bulletin Board, operated by the National Association of Securities Dealers, Inc., the Closing Price for one Underlying ADR (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, in the principal trading session on such day on the principal securities exchange on which the Underlying ADRs (or any such other security) are listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if the Underlying ADRs (or other such security) are listed or admitted to trading on such securities exchange), the last reported sale price in the principal trading session on the over-the-counter market as reported on The Nasdaq National Market or OTC Bulletin Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence, the Closing Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying ADRs (or any such other security) obtained from as many dealers in such security (which may include AAI or any of our other subsidiaries or affiliates), but not exceeding three, as will make such bid prices available to the Calculation agent. If the Closing Price for the Underlying ADRs is not available in accordance with the two preceding sentences, the Closing Price for the Underlying ADRs on any Trading Day shall be determined by reference to the Ordinary Share Closing Price, as determined by the Calculation Agent. If the Closing Price cannot be determined in accordance with the above provisions, then the Closing Price shall be the value as determined by the Calculation Agent. A "security of The Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Ordinary Share Closing Price..  If the ordinary shares of the Underlying Company are listed on the Euronext Amsterdam exchange, then for any Trading Day, the Ordinary Share Closing Price shall be the Closing Price of the ordinary shares on such exchange on such day, not being subject to any special provisions (or, if no sale occurs on such day, the closing bid price on such day). If the ordinary shares of the Underlying Company are not listed on such exchange (or are subject to any special provisions), then for any Trading Day, the Ordinary Share Closing Price shall be the equivalent price by reference to such stock exchange or other securities market on which the ordinary shares are principally traded, as the Calculation Agent shall determine in its sole discretion. If the Ordinary Share Closing Price cannot be determined in accordance with the above provisions, then the Ordinary Share Closing Price on any Trading Day shall be deemed to be the value, as determined by the Calculation Agent, of the ordinary shares. The Ordinary Share Closing Price shall be converted by the Calculation Agent into U.S. dollars at the bid spot rate for such currency prevailing on such Trading Day, as determined by the Calculation Agent.

Relevant Exchange.............  The primary U.S. organized securities exchange or market of trading for the Underlying ADRs, (or if a Cancellation Event has occurred, the Euronext Amsterdam exchange or, if the ordinary shares of the Underlying Company are not listed on the Euronext Amsterdam exchange, such other stock exchange or securities market on which the ordinary shares of the Underlying Company are principally traded as determined by the Calculation Agent). If a Reorganization Event has occurred, the Relevant Exchange will be the stock exchange or securities market on which the Exchange Property (as defined below under "--Adjustment Events") that is a listed equity security is principally traded as determined by the Calculation Agent.

Trading Day...................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange.

Book Entry Note or
Certificated Note.............  Book Entry

Trustee.......................  JPMorgan Chase Bank, NA

Market Disruption Event.......  Means, with respect to any security for which a
                                Closing Price or Ordinary Share Closing Price must be determined:

                                (i) either:

                                    (x) any suspension of or limitation imposed
                                        on trading in such securities by the
                                        primary exchange therefore or otherwise
                                        and whether by reason of movements in
                                        price exceeding limits permitted by such exchange or otherwise or by any exchange or quotation system on which trading in futures or options contracts relating to such securities is executed, or

                                    (y) any event (other than an event described
                                        in clause (z) below) that disrupts or
                                        impairs (as determined by the
                                        Calculation Agent) the ability of market participants in general (1) to effect transactions in or obtain market values for such securities on the primary exchange therefore or (2) to effect transactions in or obtain market values for futures or options contracts relating to such securities on any other exchange, or

                                    (z) the closure on any Trading Day of the
                                        primary exchange for such securities or
                                        any exchange or quotation system on
                                        which trading in futures or options
                                        relating to such securities is executed, prior to its scheduled closing time unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such exchange on such Trading Day and (2) the submission deadline for orders to be entered into such exchange for execution on such Trading Day; and

                                (ii) a determination by the Calculation Agent in
                                    its sole discretion that the event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the Securities.

                                For purposes of determining whether a Market
                                Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange; (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event; (3) limitations pursuant to New York Stock Exchange Inc. Rule 80A (or any similar applicable rule or regulation enacted or promulgated by the New York Stock Exchange Inc., any other self-regulatory organization, the Securities Exchange Commission or the Euronext Amsterdam exchange or any other relevant authority of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading; (4) a suspension of trading in a futures or options contract on the securities for which a Closing Price or Ordinary Share Closing Price must be determined by the primary securities market trading in such futures or options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such securities; and (5) a suspension, absence or material limitation of trading on the primary securities market on which futures or options contracts related to such securities are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

                                The Calculation Agent shall as soon as
                                reasonably practicable under the circumstances notify us, the Trustee, the Depository Trust Company and the agents of the existence or occurrence of a Market Disruption Event on any day that, but for the occurrence or existence of a Market Disruption Event, would have been the Determination Date.

Exchange Factor...............  The Exchange Factor will be set initially at
                                1.0, but will be subject to adjustment upon the occurrence of certain corporate events. See "Adjustment Events" below.

Adjustment Events.............  The Exchange Factor or the amounts paid at maturity will be adjusted as follows:

                                1.  If the ordinary shares of the Underlying
                                    Company are subject to a stock split or
                                    reverse stock split, then once such split has become effective, the Exchange Factor will be proportionately adjusted; PROVIDED, HOWEVER that if (and to the extent that) the Underlying Company or the depositary for the Underlying ADRs have adjusted the number of ordinary shares represented by each Underlying ADR so that the price of such Underlying ADR would not be affected by such stock split or reverse stock split, no adjustment of the Exchange Factor shall be made.

                                2.  If the ordinary shares of the Underlying
                                    Company are subject (i) to a stock dividend
                                    (issuance of additional ordinary shares) that is given ratably to all holders of the ordinary shares or (ii) to a distribution of the ordinary shares as a result of the triggering of any provision of the articles of association, corporate charter or other governing document of the Underlying Company, in each case other than a stock split described in paragraph 1, then once the dividend has become effective with regard to the ordinary shares and the ordinary shares are trading ex-dividend, the Exchange Factor will be proportionally adjusted; PROVIDED, HOWEVER that if (and to the extent that) the Underlying Company or the depositary for the Underlying ADRs have adjusted the number of ordinary shares represented by each Underlying ADR so that the price of such Underlying ADR would not be affected by such stock dividend, no adjustment of the Exchange Factor shall be made.

                                3. There will be no adjustments to the Exchange Factor to reflect cash dividends or other distributions paid with respect to the ordinary shares of the Underlying Company unless such cash dividends or other distributions, constitute Extraordinary
                                    Dividends as described below. A cash
                                    dividend or other distribution with respect to the ordinary shares will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution (as converted to U.S. dollars on the same basis as the conversion set forth in Ordinary Share Closing Price) exceeds the immediately preceding non-Extraordinary Dividend for the ordinary shares by an amount equal to at least 10% of the Ordinary Share Closing Price (in each case as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs, the Exchange Factor will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor will equal the product of
                                    (i) the then current Exchange Factor and
                                    (ii) a fraction, the numerator of which is the Ordinary Share Closing Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Ordinary Share Closing Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per ordinary share of such Extraordinary Dividend minus the amount per ordinary share of the immediately preceding non-Extraordinary
                                    Dividend or (ii) in the case of cash
                                    dividends or other distributions that do not constitute regular dividends, the amount per ordinary share of such Extraordinary Dividend, in each case as so converted to U.S. dollars. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the Underlying ADRs described in clause (A), (D) or (E) in the definitions of "Reorganization Event" of paragraph 6 below that also constitutes an Extraordinary Dividend shall not cause an adjustment pursuant to this paragraph.

                                4. If the Underlying Company issues rights or warrants to all holders of its ordinary shares to subscribe for or purchase ordinary shares at an exercise price per share (as converted into U.S. dollars at the bid spot rate for such currency on the applicable date) less than the Ordinary Share Closing
                                    Price on both (i) the date the exercise
                                    price of such rights or warrants is
                                    determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Securities, then the Exchange Factor will be proportionately adjusted; PROVIDED, HOWEVER that if (and to the extent that) the Underlying Company or the depositary for the Underlying ADRs has adjusted the number of the ordinary shares represented by each Underlying ADR so that the price of the Underlying ADRs would not be affected by the issuance of such rights or warrants, no adjustment to the Exchange Factor shall be made.

                                5. If the Underlying Company or the depositary for the Underlying ADRs elects to cancel the ADR facility for the ordinary shares of the Underlying Company during the term of the Securities and the ordinary shares of the Underlying Company are not immediately listed on a United States national securities exchange (a "Cancellation Event") then at maturity we will pay you in respect of each $1,000 principal amount of Securities an amount in cash, as determined by the Calculation Agent, equal to: (i) $1,000, if the Closing Price of the ordinary shares has not fallen to or below the Knock-in Level on any Trading Day from but not including the Pricing Date to and including the Determination Date; or (ii) a cash payment equal to the product of the Stock Redemption Amount and the Ordinary Share Closing Price on the Determination Date, if (x) the Closing Price of the ordinary shares has fallen to or below the Knock-in Level on any Trading Day from but not including the Pricing Date to and including the Determination Date, and (y) the Ordinary Share Closing Price on the Determination Date is below the Initial Price; or (iii) $1,000, if (x) the Closing Price of the ordinary shares on the Relevant Exchange has fallen to or below the Knock-in Level on any Trading Day from but not including the Pricing Date to and including the Determination Date and (y) the Ordinary Share Closing Price on the Determination Date is at or above the Initial Price. For purposes of this paragraph 5, the Initial Price and consequently the Knock-in Level and Stock Redemption Amount will be adjusted by the Calculation Agent to reflect the Ordinary Share Closing Price on the Pricing Date, as adjusted for any events set forth in paragraphs 1 - 4 since the Pricing Date, as determined by the Calculation Agent, and the Exchange Factor shall be reset to 1.0 immediately following the Cancellation Event.

                                    The Bank will provide notice to the Trustee of the adjusted Initial Price, Knock-in Level and Stock Redemption Amount as soon as practicable after the date of such Cancellation Event.

                                6. If a Reorganization Event (as defined below) occurs, the payment at maturity will depend on (i) whether the Closing Price of the Underlying ADRs (or, following a Cancellation Event, ordinary shares of the Underlying Company) fell to or below the Knock-in Level on any Trading Day from but not including the Pricing Date to and including one Trading Day prior to the date of the Reorganization Event (for purposes of this paragraph 6, we refer to such period as the "Relevant Period"), and (ii) the kind and amount of Exchange Property (as defined below) received by holders of Underlying ADRs (or ordinary shares, as applicable) in the Reorganization Event.

                                    In the case where the Closing Price of the Underlying ADRs (or, following a Cancellation Event, ordinary shares of the Underlying Company) has fallen to or below the Knock-in Level on any Trading Day during the Relevant Period, each holder of a Security will receive at maturity, in respect of each $1,000 principal amount of Securities, the lesser of: (i) $1,000 in cash or (ii) Exchange Property with a value equal to the product of the Stock Redemption Amount times the Transaction Value (as defined below).

                                    In the case where the Closing Price of the Underlying ADRs (or, following a Cancellation Event, ordinary shares of the Underlying Company) has not fallen to or below the Knock-in Level on any Trading Day during the Relevant Period, the payment at maturity will depend upon the type of Exchange Property received by holders of Underlying ADRs (or ordinary shares, as the case may be) in accordance with the following:

                                        (i)  If the Exchange Property consists
                                             solely of equity securities listed
                                             on a securities exchange (whether
                                             or not located in the United
                                             States) that, in the opinion of the
                                             Calculation Agent, maintains
                                             sufficient liquidity for trading in
                                             such Exchange Property, then the
                                             payment at maturity for each $1,000
                                             principal amount of Securities will
                                             depend on whether the Closing Price
                                             of such Exchange Property has
                                             fallen to or below the Knock-in
                                             Level on any Trading Day commencing
                                             on the date of such Reorganization
                                             Event to and including the
                                             determination date:

                                                  (a)  If the Closing Price of
                                                       such Exchange Property
                                                       has not fallen to or
                                                       below the Knock-in Level
                                                       on any Trading Day
                                                       commencing on the date of
                                                       such Reorganization Event
                                                       to and including the
                                                       determination date, then
                                                       each holder of a Security
                                                       will receive the
                                                       principal amount of
                                                       $1,000 in cash; or

                                                  (b)  If the Closing Price of
                                                       such Exchange Property
                                                       has fallen to or below
                                                       the Knock-in Level on any
                                                       Trading Day commencing on
                                                       the date of such
                                                       Reorganization Event to
                                                       and including the
                                                       determination date, then
                                                       (x) if the Closing Price
                                                       of such Exchange Property
                                                       on the Determination Date
                                                       is below the Initial
                                                       Price, we will deliver to
                                                       you, in exchange for each
                                                       Security, Exchange
                                                       Property with a value
                                                       equal to the product of
                                                       the Stock Redemption
                                                       Amount times the
                                                       Transaction Value and (y)
                                                       if the Closing Price of
                                                       such Exchange Property on
                                                       the Determination Date is
                                                       at or above the Initial
                                                       Price, we will pay you
                                                       $1,000 in cash.

                                                  The Calculation Agent will
                                                  adjust the Initial Price and
                                                  consequently the Knock-In
                                                  Level to reflect the new
                                                  securities delivered in such
                                                  Reorganization Event and the
                                                  market value and volatility
                                                  levels of such securities and
                                                  any Exchange Factor
                                                  adjustments to the Initial
                                                  Price as of the effective date
                                                  of the Reorganization Event.
                                                  Following any such adjustment,
                                                  the Initial Price will be such
                                                  adjusted Initial Price,
                                                  divided by the Exchange Factor
                                                  (which shall have been reset
                                                  to 1.0 immediately following
                                                  the Reorganization Event). The
                                                  Bank will provide notice to
                                                  the Trustee of the adjusted
                                                  Knock-in Level and Initial
                                                  Price as soon as practicable
                                                  after the date of such
                                                  Reorganization Event.

                                             (ii) If the Exchange Property
                                                  consists solely of property
                                                  other
                                                  than such listed equity
                                                  securities, each holder of a
                                                  Security will receive, on the
                                                  Maturity Date, in exchange for
                                                  each $1,000 principal amount
                                                  of Securities, Exchange
                                                  Property with a value equal to
                                                  the product of the Stock
                                                  Redemption Amount times the
                                                  Transaction Value as of the
                                                  Determination Date. We may, in
                                                  lieu of delivering such
                                                  Exchange Property, pay you the
                                                  cash value of such Exchange
                                                  Property as of the
                                                  Determination Date, as
                                                  determined by the Calculation
                                                  Agent. We will notify the
                                                  Trustee of the amount and type
                                                  of Exchange Property to be
                                                  delivered or cash to be paid.

                                            (iii) If the Exchange Property
                                                  consists of any combination of
                                                  such listed equity securities
                                                  and other property, then (a)
                                                  we will deliver, on the
                                                  Maturity Date, the portion of
                                                  Exchange Property consisting
                                                  of such other property with a
                                                  value equal to the product of
                                                  the Stock Redemption Amount
                                                  (prior to any adjustment under
                                                  this clause) times the
                                                  Transaction Value of such
                                                  portion of Exchange Property
                                                  on the Determination Date or,
                                                  at our election, pay the cash
                                                  value thereof, as determined
                                                  by the Calculation Agent, (b)
                                                  proportionally adjust the
                                                  Stock Redemption Amount to
                                                  reflect the portion of the
                                                  Exchange Property constituting
                                                  such listed equity securities,
                                                  (c) adjust the Initial Price
                                                  and consequently the Knock-In
                                                  Level to reflect such listed
                                                  equity securities, the market
                                                  value and volatility levels of
                                                  such listed equity securities
                                                  and any Exchange Factor
                                                  adjustments to the Initial
                                                  Price as of the effective date
                                                  of the Reorganization Event
                                                  and (d) reduce the principal
                                                  amount of each $1,000 of
                                                  Securities to an amount equal
                                                  to such adjusted Stock
                                                  Redemption Amount multiplied
                                                  by such adjusted Initial
                                                  Price. Following such
                                                  adjustments, the amount paid
                                                  at maturity for each Security
                                                  will be determined as set
                                                  forth under clause (i) above,
                                                  except references to each
                                                  $1,000 principal amount of
                                                  Securities and $1,000 in cash
                                                  and the reference to $1,000 in
                                                  the definition of Stock
                                                  Redemption Amount shall be
                                                  references to the adjusted
                                                  principal amount of Securities
                                                  as described in clause (d) of
                                                  the preceding sentence. In
                                                  addition, following any such
                                                  adjustment, the Initial Price
                                                  will be such adjusted Initial
                                                  Price, divided by the Exchange
                                                  Factor (which shall have been
                                                  reset to 1.0 immediately
                                                  following the Reorganization
                                                  Event). The Bank will provide
                                                  notice to the Trustee of any
                                                  adjustments to the Securities
                                                  as a result of this clause
                                                  (ii) as soon as practicable
                                                  after the date of such
                                                  Reorganization Event.

                                             "Reorganization Event" means (A)
                                             there has occurred any
                                             reclassification or change with
                                             respect to ordinary shares of the
                                             Underlying Company, including,
                                             without limitation, as a result of
                                             the issuance of any tracking stock
                                             by the Underlying Company; (B) the
                                             Underlying Company or any surviving
                                             entity or subsequent surviving
                                             entity of the Underlying Company
                                             (an "Underlying Company Successor")
                                             has been subject to a merger,
                                             combination or consolidation and is
                                             not the surviving entity; (C) any
                                             statutory exchange of securities of
                                             the Underlying Company or any
                                             Underlying Company Successor with
                                             another corporation occurs (other
                                             than pursuant to clause (B) above);
                                             (D) the Underlying Company is
                                             liquidated; (E) the Underlying
                                             Company issues to all of its
                                             shareholders equity securities of
                                             an issuer other than the Underlying
                                             Company (other than in a
                                             transaction described in clauses
                                             (B), (C) or (E) above) (a "Spin-off
                                             Event"); or (F) a tender or
                                             exchange offer or going-private
                                             transaction is consummated for all
                                             the outstanding ordinary shares of
                                             the Underlying Company.

                                             "Exchange Property" means
                                             securities, cash or any other
                                             assets distributed to holders of
                                             the ordinary shares or the
                                             Underlying ADRs in any
                                             Reorganization Event, including,
                                             (A) in the case of the issuance of
                                             tracking stock or of a Spin-off
                                             Event, the Underlying ADRs
                                             representing the ordinary shares
                                             (or, following a Cancellation
                                             Event, the ordinary shares) with
                                             respect to which the tracking stock
                                             or spun-off security was issued and
                                             (B) in the case of any other
                                             Reorganization Event where the
                                             Underlying ADRs (or, ordinary
                                             shares, as applicable) continue to
                                             be held by the holders receiving
                                             such distribution, the Underlying
                                             ADRs (or, ordinary shares, as
                                             applicable).

                                             "Transaction Value", at any date,
                                             means (A) for any cash received as
                                             Exchange Property in any such
                                             Reorganization Event, the amount of
                                             cash received per Underlying ADR
                                             or, if a Cancellation Event has
                                             occurred, each ordinary share; (B)
                                             for any property other than cash or
                                             securities received in any such
                                             Reorganization Event, the market
                                             value, as determined by the
                                             Calculation Agent, as of the date
                                             of receipt, of such Exchange
                                             Property received per Underlying
                                             ADR (or, in the case of a
                                             Cancellation Event, each ordinary
                                             share); and (C) for any security
                                             received in any such Reorganization
                                             Event (including, in the case of
                                             the issuance of tracking stock, the
                                             Underlying ADRs representing
                                             reclassified ordinary shares or
                                             following a Cancellation Event, the
                                             reclassified ordinary shares and,
                                             in the case of a Spin-off Event,
                                             the Underlying ADRs representing
                                             the ordinary shares or ordinary
                                             shares, as the case may be, with
                                             respect to which the spun-off
                                             security was issued), an amount
                                             equal to the Closing Price, as of
                                             the Determination Date, per share
                                             of such security multiplied by the
                                             quantity of such security received
                                             for each Underlying ADR (or, in the
                                             case of a Cancellation Event, each
                                             ordinary share). If the Transaction
                                             Value for any cash or property
                                             above is in a currency other than
                                             U.S. dollars, then such Transaction
                                             Value shall be converted to U.S.
                                             dollars in the manner set forth
                                             under "Ordinary Share Closing
                                             Price" above as of such date of
                                             determination.

                                             For purposes of clause (iii) above,
                                             if Exchange Property consists of
                                             more than one type of property that
                                             is not listed equity securities
                                             described in clause (iii) above,
                                             holders of Securities will receive
                                             at maturity a pro rata share of
                                             each such type of Exchange Property
                                             in proportion to the quantity of
                                             such Exchange Property received in
                                             respect of each Underlying ADR (or,
                                             in the case of a Cancellation
                                             Event, each ordinary share). If
                                             Exchange Property includes a cash
                                             component, holders will not receive
                                             any interest accrued on such cash
                                             component. In the event Exchange
                                             Property consists of securities,
                                             those securities will, in turn, be
                                             subject to the antidilution
                                             adjustments set forth in paragraphs
                                             1 through 6. For purposes of this
                                             paragraph 6:

                                             (i)  If a transaction or series of
                                                  concurrent transactions
                                                  constitutes both a
                                                  Cancellation Event and a
                                                  Reorganization Event, such
                                                  transaction or series of
                                                  transactions shall be
                                                  deemed to constitute one
                                                  Reorganization Event;

                                             (ii) In the case of a consummated
                                                  tender or exchange offer or
                                                  going-private transaction
                                                  involving Exchange Property of
                                                  a particular type, Exchange
                                                  Property shall be deemed to
                                                  include the amount of cash or
                                                  other property paid by the
                                                  offeror in the tender or
                                                  exchange offer with respect to
                                                  such Exchange Property (in an
                                                  amount determined on the basis
                                                  of the rate of exchange in
                                                  such tender or exchange offer
                                                  or going-private transaction);

                                            (iii) In the event of a tender or
                                                  exchange offer or a
                                                  going-private transaction with
                                                  respect to Exchange Property
                                                  in which an offeree may elect
                                                  to receive cash or other
                                                  property, Exchange Property
                                                  shall be deemed to include the
                                                  kind and amount of cash and
                                                  other property received by
                                                  offerees who elect to receive
                                                  cash.

                                        7.   In the event that the Underlying
                                             Company and the depositary for the
                                             Underlying ADRs elect, in the
                                             absence of any of the events
                                             described above, to change the
                                             number of ordinary shares that are
                                             represented by each Underlying ADR,
                                             the Exchange Factor on any Trading
                                             Day after the change becomes
                                             effective will be proportionately
                                             adjusted.

                                        With respect to paragraph 1 through 7
                                        above, no adjustments to the Exchange
                                        Factor will be required unless such
                                        adjustment would require a change of at
                                        least 0.1% in the Exchange Factor then
                                        in effect. The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                        No adjustments to the Exchange Factor or method of calculating the Exchange Factor will be required other than those specified above. However, we may, at our sole discretion, cause the Calculation Agent to make additional changes to the Exchange Factor upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the Underlying ADRs (or in the case of a Cancellation Event, the ordinary shares) or other Exchange Property, but only to reflect such changes, and not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that could affect the Closing Price or the Ordinary Share Closing Price, including, without limitation, a partial tender or partial exchange offer for the ordinary shares of the Underlying Company.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Factor or method of calculating the Exchange Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any Reorganization Event described in paragraph 6 above, and its determinations and calculations with respect thereto shall be conclusive.

                                        The Calculation Agent will provide
                                        information as to any adjustments to the Exchange Factor or to the method of calculating the payout at maturity in accordance with paragraph 6 above upon written request by any holder of the Securities.

Alternate Exchange
Calculation in case of an
Event of Default..............  In case an Event of Default with respect to the
                                Securities shall have occurred and be
                                continuing, the amount declared due and payable upon any acceleration of any Security shall be determined by AAI, as Calculation Agent, and shall be equal to the principal amount of the Security plus any accrued interest to, but not including, the date of acceleration.

Calculation Agent.............  AAI. All determinations made by the Calculation
                                Agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts............  Subject to certain exceptions and limitations described in "Series A Notes Offered on a Global Basis -- Payment of Additional Amounts" in the accompanying Prospectus Supplement, we will pay such additional amounts to holders of the Securities as may be necessary in order that the net payment of the principal of the Securities and any other amounts payable on the Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation (other than the United States), will not be less than the amount provided for in the Securities to be then due and payable.

Book entry....................  The indenture for the Securities permits us at anytime and in our sole discretion to decide not to have any of the Securities represented by one or more registered global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

                                 USE OF PROCEEDS

    The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Securities. The issue price of the Securities includes the selling agents' commissions (as shown on the cover page of the accompanying prospectus Supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Risk Factors -- The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Potential Conflicts of Interest; No Security Interest in the Underlying ADRs Held by Us" and "Plan of Distribution" in this Pricing Supplement and "Use of Proceeds" in the accompanying Prospectus.

                                  ERISA MATTERS

     Holding, the Bank and certain of our affiliates, including AAI, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective and commingled funds and accounts whose underlying assets include the assets of such plans, and with respect to plans that are not subject to ERISA but which are subject to
Section 4975 of the Code, such as individual retirement accounts (collectively, "Plans"). Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of Plans and "parties in interest" or "disqualified persons" with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Prohibited transactions may arise, for example, if the Securities are acquired by or with the assets of a Plan with respect to which AAI or any of its affiliates is a "party in interest" or "disqualified person" by reason of being a service provider to such Plan, unless the Securities are acquired pursuant to an exemption from the prohibited transaction rules. Certain benefit plans, such as government sponsored plans and certain non-U.S. plans are not subject to the prohibited transaction rules of ERISA and the Code, but may be subject to other prohibitions under applicable laws and rules.

    The acquisition of the Securities may be eligible for one of the exemptions noted below if such acquisition:

    (a) (i) is made solely with the assets of a bank collective investment fund and (ii) satisfies the requirements and conditions of Prohibited Transaction Class Exemption ("PTCE") 91-38 issued by the Department of Labor ("DOL");

    (b) (i) is made solely with assets of an insurance company pooled separate account and (ii) satisfies the requirements and conditions of PTCE 90-1 issued by the DOL;

    (c) (i) is made solely with assets managed by a qualified professional asset manager and (ii) satisfies the requirements and conditions of PTCE 84-14 issued by the DOL;

    (d) is made solely with assets of a governmental plan (as defined in Section 3(32) of ERISA) which is not subject to the provisions of Section 406 of ERISA or Section 4975 of the Code (or any similar prohibitions);

    (e) (i) is made solely with assets of an insurance company general account and (ii) satisfies the requirements and conditions of PTCE 95-60 issued by the DOL; or

    (f) (i) is made solely with assets managed by an in-house asset manager and
(ii) satisfies the requirements and conditions of PTCE 96-23 issued by the DOL.

    Certain benefit plans, such as government sponsored plans and certain non-U.S. plans are not subject to the prohibited transaction rules of ERISA and the Code, but may be subject to other prohibitions under applicable laws and rules.

    Each purchaser and holder of the Securities or any interest therein will be deemed to represent by its purchase and holding thereof, as of the date of its acquisition of the Securities or an interest therein through the date that it ceases to hold any interest in the Securities, that: (a) it is not a Plan, or an entity whose underlying assets include plan assets by reason of any Plan's investment in the entity, and is not purchasing or holding the Securities on behalf of or with the assets of any Plan or any benefit plan subject to prohibitions similar to those of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and transfer of the Securities will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar applicable laws or rules.

    Under ERISA, the assets of a Plan may include assets held in the general account of an insurance company that has issued an insurance policy to such Plan or assets of an entity in which the Plan has invested. If you are a Plan or are considering investing Plan assets in the Securities, you should consult your legal advisor regarding the application of ERISA and the Code. Each purchaser bears exclusive responsibility for ensuring that its purchase and holding of the Securities does not involve a violation of ERISA or any similar laws.

                                    TAXATION

    The following summary is a general description of certain United States and Dutch tax considerations relating to the ownership and disposition of Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of Securities should consult their tax advisors as to the consequences of acquiring, holding and disposing of Securities under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or foreign jurisdiction. This summary is based upon the law as in effect on the date of this Pricing Supplement and is subject to any change in law that may take effect after such date.

UNITED STATES FEDERAL INCOME TAXATION

    The following discussion is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal U.S. federal income tax consequences to U.S. Holders (as defined below) who purchase the Securities at initial issuance for the stated principal amount and who will hold the Securities and each Component (as defined below) as capital assets within the meaning of Section 1221 of the Code. This discussion, however, does not address the U.S. federal income tax consequences of the ownership or disposition of Underlying ADRs should a holder (including a non-U.S. Holder) receive a number of Underlying ADRs at maturity. You should consult your tax advisors regarding the potential U.S. federal income tax consequences of the ownership or disposition of Underlying ADRs.

    This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury Regulations, changes to any of which subsequent to the date of this Pricing Supplement may affect the tax consequences described in this discussion, possibly with retroactive effect. This summary does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or if you are subject to special treatment under the U.S. federal income tax laws (E.G., certain financial institutions, tax-exempt organizations, regulated investment companies, real estate investment trusts, dealers in options or securities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or persons who hold Securities as a part of a hedging transaction, straddle, conversion or other integrated transaction).

    As the law applicable to the U.S. federal income taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     As used herein, you are a "U.S. Holder" if you are an owner of Securities and are for U.S. federal income tax purposes:

    o   a citizen or resident of the United States;

    o a corporation organized under the laws of the United States or any political subdivision thereof; or

    o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    If a partnership invests in Securities, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners in a partnership that invests in Securities are urged to consult their own tax advisors about the consequences of the investment.

GENERAL

    Pursuant to the terms of the Securities, we and every holder of a Security agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize each Security for all U.S. tax purposes as consisting of the following components (the "Components"):

    o a put option (the "Put Option") that requires the holder of the Security to buy the Underlying Shares from us for an amount equal to the Deposit (as defined below) if the Closing Price on the Determination Date is lower than the Initial Price and the Closing Price of the Underlying ADRs falls to or below the Knock-in Level on any Trading Day from but not including the Pricing Date up to and including the Determination Date; and

    o a deposit with us of cash, in an amount equal to the principal amount of a Security (the "Deposit"), to secure the holder's potential obligation to purchase the Underlying ADRs.

    Under this characterization, a portion of the stated interest payments on a Security is treated as interest on the Deposit, and the remainder is treated as attributable to the holder's sale of the Put Option to us (the "Put Premium"). Based on our judgment as to, among other things, our normal borrowing cost and the value of the Put Option, we have determined that a portion of the stated interest payments equaling 5.63%, on an annualized basis, of the stated principal amount of a Security constitutes interest on the Deposit and the remainder constitutes Put Premium.

    The treatment of the Securities and our allocation described above are not binding on the U.S. Internal Revenue Service (the "IRS") or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the Securities or instruments similar to the Securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Securities.

    TAX COUNSEL HAS ADVISED US THAT IT IS REASONABLE TO ADOPT THE TREATMENT OF THE SECURITIES DESCRIBED ABOVE. NONETHELESS, TAX COUNSEL IS UNABLE TO RENDER AN OPINION AS TO WHETHER SUCH TREATMENT WILL BE RESPECTED DUE TO THE ABSENCE OF AUTHORITIES THAT DIRECTLY ADDRESS INSTRUMENTS SIMILAR TO THE SECURITIES. SIGNIFICANT ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE NOT CERTAIN, AND NO ASSURANCE CAN BE GIVEN THAT THE IRS OR A COURT WILL AGREE WITH THE CHARACTERIZATION AND TAX TREATMENT DESCRIBED IN THIS DISCUSSION. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES (INCLUDING ALTERNATIVE CHARACTERIZATIONS OF THE SECURITIES) AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION. UNLESS OTHERWISE STATED, THE FOLLOWING DISCUSSION ASSUMES THE TREATMENT AND ALLOCATION DESCRIBED ABOVE WILL BE RESPECTED.

TAX CONSEQUENCES TO U.S. HOLDERS

     Assuming the characterization of the Securities and the allocation as set forth above, the following U.S. federal income tax consequences should result to you if you are a U.S. Holder.

    STATED INTEREST PAYMENTS ON THE SECURITIES. The Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Under the applicable U.S. Treasury Regulations, the Deposit will be treated as being issued at a discount, the amount of which will equal the portion of the stated interest payments that is attributable to interest on the Deposit. If you are a cash method taxpayer, you will not be required to include the accrued discount currently in income for U.S. federal income tax purposes unless you elect to do so. If you are a cash method taxpayer and do not make this election, you should include the portion of the stated interest payments on the Securities attributable to the Deposit as ordinary income upon receipt. If you are a cash method taxpayer and make the election or are one of certain other types of taxpayers, including an accrual method taxpayer, you will be required to include the discount in income as it accrues on a straight-line basis, unless you make an election to accrue the discount according to a constant yield method based on daily compounding.

    If you are not required and do not make the election to include the discount in income on an accrual basis, you will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the Securities in an amount not exceeding the accrued discount on the Deposit until such discount is included in income. Any gain you realize on the Deposit upon the sale, exchange or retirement of the Securities will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) but not previously included in income through the date of sale, exchange or retirement.

    Receipt of the Put Premium will not be taxable to you upon receipt.

    EXERCISE OR EXPIRATION OF THE PUT OPTION. If the Put Option expires unexercised (I.E., a cash payment of the principal amount of the Securities is made to you at maturity), you will recognize in respect of the Put Option short term capital gain equal to the total Put Premium received.

    In the event that the Put Option is exercised (I.E., the final payment on the Securities is paid in Underlying ADRs), you will not recognize any gain or loss in respect of the Put Option (other than in respect of cash received in lieu of fractional ADRs), and you will have an aggregate adjusted tax basis in the Underlying ADRs (including any fractional ADRs) received equal to:

    o   the Deposit minus

    o   the total Put Premium received.

    Your holding period for any Underlying ADRs you receive will start on the day after the delivery of the Underlying ADRs.

    In the event that we deliver cash in lieu of fractional Underlying ADRs, you will generally recognize a short-term capital gain or loss in an amount equal to the difference between:

    o   the amount of cash you receive in respect of the fractional ADRs; and

    o   your basis in such ADRs, as determined above.

    SALE OR EXCHANGE OF THE SECURITIES. Upon a sale of your Securities for cash, you will be required to apportion the amount you receive between the Deposit and the Put Option on the basis of their respective values on the date of sale. You will generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between:

    o   the amount you receive that is apportioned to the Deposit; and

    o your adjusted basis in the Deposit (which will generally be equal to the principal amount of your Securities increased by the amount of any income you have recognized in connection with the Deposit and decreased by the amount of any payments made to you with respect to the Deposit).

    Except to the extent attributable to accrued discount on the Deposit, which will be taxed as described above under "Stated Interest Payments on the Securities," such gain or loss will be short-term capital gain or loss. The amount of cash that you receive that is apportioned to the Put Option (together with the total Put Premium previously received) will be treated as short-term capital gain. If the value of the Deposit on the date of the sale of your Securities is in excess of the amount you receive upon such sale, you will be treated as having made a payment to the purchaser equal to the amount of such excess in exchange for the purchaser's assumption of your rights and obligations under the Put Option. In such a case, you will recognize short-term capital gain or loss in an amount equal to the difference between the total Put Premium you previously received in respect of the Put Option and the amount of the deemed payment made by you with respect to the assumption of the Put Option. The amount of the deemed payment will also be treated as an amount received in connection with the Deposit in determining your gain or loss in respect of the Deposit.

POSSIBLE ALTERNATIVE TAX TREATMENTS OF AN INVESTMENT IN THE SECURITIES

    Due to the absence of authorities that directly address the proper tax treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. A successful assertion of an alternative characterization of the Securities by the IRS could affect the timing and the character of any income or loss with respect to the Securities. It is possible, for instance, that the entire coupon on the Securities could be treated as giving rise to ordinary income. Accordingly, you are urged to consult your own tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    You may be subject to information reporting on the amounts paid to you, unless you provide proof of an applicable exemption. You may be subject to backup withholding on the amounts paid to you unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules, or otherwise provide proof of an applicable exemption. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

TAX TREATMENT OF THE SECURITIES TO NON-U.S. HOLDERS

    If you are not a U.S. Holder, you will not be subject to U.S. withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status or an exception to the information reporting and backup withholding rules otherwise applies.

DUTCH TAX CONSIDERATIONS

    THE FOLLOWING IS A GENERAL SUMMARY OF THE DUTCH TAXES DISCUSSED AS AT THE DATE HEREOF IN RELATION TO PAYMENTS MADE UNDER THE SECURITIES. IT IS NOT EXHAUSTIVE AND HOLDERS OF THE SECURITIES WHO ARE IN DOUBT AS TO THEIR TAX POSITION SHOULD CONSULT THEIR PROFESSIONAL ADVISERS.

DUTCH RESIDENT HOLDERS

     Holders who are individuals and are resident or deemed to be resident in The Netherlands, or who have elected to be treated as a Dutch resident holder for Dutch tax purposes, are subject to Dutch income tax on a deemed return regardless of the actual income derived from a Security or gain or loss realized upon disposal or redemption of a Security, provided that the Security is a portfolio investment and is not held in the context of any business or substantial interest. The deemed return amounts to 4% of the average value of the holder's net assets in the relevant fiscal year (including the Securities) and is taxed at a flat rate of 30%.


    Corporate holders that are resident or deemed to be resident in The Netherlands, without being exempt from Dutch corporate tax, will be subject to Dutch corporate tax on all income and gains realized in connection with the Securities.

NON-DUTCH RESIDENT HOLDERS

    Non-Dutch resident holders normally will not be subject to Dutch income or corporate taxation with respect to income or capital gains realized in connection with a Security, unless there is a specific connection with The Netherlands, such as an enterprise or part thereof which is carried on through a permanent establishment in The Netherlands or a substantial interest or deemed substantial interest in us.

    A holder will not become resident or deemed to be resident in The Netherlands by reason only of the holding of a Security.

REGISTRATION TAXES, STAMP DUTY, ETC.

    There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty payable by the holder in The Netherlands in connection with the Securities.

WITHHOLDING TAX

All payments by us to the holder in respect of the Securities can be made free of any Dutch withholding tax.

                              PLAN OF DISTRIBUTION

    In addition to LaSalle Financial Services, Inc. ("LFS"), we have appointed ABN AMRO Incorporated ("AAI") as agent for this offering. The agents have agreed to use reasonable efforts to solicit offers to purchase the Securities. We will pay an agent, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission ranging from 1% to 4% of the initial offering price of the Securities. LFS has informed us that, as part of its distribution of the Securities, it intends to reoffer the Securities to other dealers who will sell the Securities. Each such dealer engaged by the agents, or further engaged by a dealer to whom an agent reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities. LFS has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under "Plan of Distribution" in the accompanying Prospectus Supplement.

    AAI and AAFS are wholly owned subsidiaries of the Bank. AAI and AAFS will conduct this offering in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm's distributing the securities of an affiliate. When the distribution of the Securities is complete, AAI and AAFS may offer and sell those Securities in the course of their business as broker-dealers. AAI and AAFS may act as principals or agents in those transactions and will make any sales at prevailing secondary market prices at the time of sale. AAI and AAFS may use this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement in connection with any of those transactions. AAI and AAFS are not obligated to make a market in the Securities and may discontinue any purchase and sale activities with respect to the Securities at any time without notice.

    To the extent the total aggregate principal amount of the Securities being offered by this Pricing Supplement is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion, which shall not exceed approximately 10% of the total aggregate principal amount of the Securities, and to hold such Securities for investment for a period of at least 30 days. See "Holding of the Securities by our Affiliates and Future Sales" under the heading "Risk Factors."

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 17, 2003)

ABN AMRO Bank N.V.

$2,044,250,000 GLOBAL MEDIUM-TERM NOTES, SERIES A
FULLY AND UNCONDITIONALLY GUARANTEED BY ABN AMRO HOLDING N.V.

We, ABN AMRO Bank N.V., may offer from time to time global medium-term notes. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

     o    The notes will mature more than nine months from the date of issue.

     o The notes will bear interest at a fixed rate, which may be zero, a floating rate, or a rate which runs during the lifetime of the relevant notes. Floating rates will be based on rates specified in the applicable pricing supplement.

     o The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.

     o The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

     o The notes will be fully and unconditionally guaranteed by ABN AMRO Holding N.V.

     o The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

     o The notes may be optionally or mandatorily exchanged for securities of an issuer that is not affiliated with us, into a basket or index of securities, or for the cash value of those securities.

     o Payments on the notes may be linked to currency prices, commodity prices, single securities, baskets of securities or indices.

     o    The notes may be either callable by us or puttable by you.

INVESTING IN THE NOTES INVOLVES RISKS. SEE "FOREIGN CURRENCY RISKS" BEGINNING ON PAGE S-3.

                       PRICE TO            SELLING AGENT'S                   PROCEEDS TO
                        PUBLIC               COMMISSIONS                       COMPANY
Per note.......         100%                  4% - 1%                        96% - 99%
Total..........    $ 2,044,250,000   $81,770,000 - $20,442,500    $1,962,480,000 - 2,023,807,500

These securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency. The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABN AMRO Financial Services, Inc. and ABN AMRO Incorporated have agreed to use reasonable efforts to solicit offers to purchase these securities as our selling agents to the extent either or both are named in the applicable pricing supplement. Certain other selling agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. We refer to each selling agent individually as the "agent" and together as the "agents". The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as they determine.

ABN AMRO Financial Services, Inc. and ABN AMRO Incorporated may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities and related guarantees in market-making transactions.

ABN AMRO FINANCIAL SERVICES, INC.                          ABN AMRO INCORPORATED

SEPTEMBER 18, 2003

                        ABOUT THIS PROSPECTUS SUPPLEMENT

    We may offer from time to time up to $2,044,250,000, or the equivalent of this amount in other currencies, of the medium-term notes described in this prospectus supplement. We refer to the notes and related guarantees offered under this prospectus supplement as our Series A medium-term notes. We refer to the offering of the Series A medium-term notes as our "Series A program".

    As used in this prospectus supplement, the "Bank", "we" or "us" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V.

    The notes may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (WET TOEZICHT EFFECTENVERKEER).

                             FOREIGN CURRENCY RISKS

    You should consult your financial and legal advisors as to any specific risks entailed by an investment in notes that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These notes are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

    The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisors concerning these matters.

EXCHANGE RATES AND EXCHANGE CONTROLS MAY AFFECT THE SECURITIES' VALUE OR RETURN

    SECURITIES INVOLVING FOREIGN CURRENCIES ARE SUBJECT TO GENERAL EXCHANGE RATE AND EXCHANGE CONTROL RISKS. An investment in a note that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.

    EXCHANGE RATES WILL AFFECT YOUR INVESTMENT. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any note. Depreciation against the U.S. dollar of the currency in which a note is payable would result in a decrease in the effective yield of the note below its coupon rate and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked note, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that note.

    WE HAVE NO CONTROL OVER EXCHANGE RATES. Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for notes denominated or payable in currencies other than U.S. dollars and currency-linked notes.

    We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

    SOME FOREIGN CURRENCIES MAY BECOME UNAVAILABLE. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

    ALTERNATIVE PAYMENT METHOD USED IF PAYMENT CURRENCY BECOMES UNAVAILABLE. If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Notes -- Interest and Principal Payments" below.

    WE WILL PROVIDE CURRENCY EXCHANGE INFORMATION IN PRICING SUPPLEMENTS. The applicable pricing supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any note denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

CURRENCY CONVERSIONS MAY AFFECT PAYMENTS ON SOME SECURITIES

     The applicable pricing supplement may provide for payments on a non-U.S. dollar denominated note to be made in U.S. dollars or payments on a U.S. dollar denominated note to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement, will convert the currencies. You will bear the costs of conversion through deductions from those payments.

EXCHANGE RATES MAY AFFECT THE VALUE OF A NEW YORK JUDGMENT INVOLVING NON-U.S. DOLLAR SECURITIES

    The notes will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which notes are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

ADDITIONAL RISKS SPECIFIC TO PARTICULAR SECURITIES ISSUED UNDER OUR SERIES A PROGRAM WILL BE DETAILED IN THE APPLICABLE PRICING SUPPLEMENTS.

                              DESCRIPTION OF NOTES

    Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the prospectus. This section supplements that description. THE PRICING SUPPLEMENT WILL ADD SPECIFIC TERMS FOR EACH ISSUANCE OF NOTES AND MAY MODIFY OR REPLACE ANY OF THE INFORMATION IN THIS SECTION AND IN "DESCRIPTION OF DEBT SECURITIES" IN THE PROSPECTUS.

GENERAL TERMS OF NOTES

    We may issue notes under an Indenture dated November 27, 2000, between us and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee as supplemented by a Supplemental Indenture dated September 18, 2003 among the Bank, Holding and the trustee. We refer to the Indenture, as supplemented by the Supplemental Indenture, as the "Indenture." The Series A medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes we have issued in the past or that we issue in the future under the Indenture that we designate as being part of that series.

     OUTSTANDING INDEBTEDNESS OF THE BANK. The Indenture does not limit the amount of additional indebtedness that we may incur.

    RANKING. Notes issued under the Indenture will constitute unsecured and unsubordinated obligations of the Bank and rank pari passu without any preference among them and with all other present and future unsecured and unsubordinated obligations of the Bank save for those preferred by mandatory provision of law.

    TERMS SPECIFIED IN PRICING SUPPLEMENTS. A pricing supplement will specify the following terms of any issuance of our Series A medium-term notes to the extent applicable:

     o    the specific designation of the notes;

     o    the issue price (price to public);

     o    the aggregate principal amount;

     o    the denominations or minimum denominations;

     o    the original issue date;

     o    the stated maturity date and any terms related to any extension of the maturity date;

     o whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

     o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

     o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

     o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

     o whether the notes are currency-linked notes and/or notes linked to commodity prices, single securities, baskets of securities or indices;

     o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities not affiliated with us or any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

     o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

     o whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

     o    whether the notes will be listed on any stock exchange;

     o    whether the notes will be issued in book-entry or certificated form;

     o if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

     o    any other terms on which we will issue the notes.

     SOME DEFINITIONS. We have defined some of the terms that we use frequently in this prospectus supplement below:

    A "business day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) for all notes, in The City of New York, (y) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (z) for notes denominated in Australian dollars, in Sydney; and (b) for notes denominated in euro, that is also a TARGET Settlement Day.

    "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

    "Depositary" means The Depository Trust Company, New York, New York.

    "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

    "Euroclear operator" means Euroclear Bank, as operator of the Euroclear system.

    An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

    "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

    The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement.

    "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is open.

     References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

GUARANTEE

Holding will fully and unconditionally guarantee payment in full to the holders of the Series A medium-term notes issued by the Bank under the Indenture after the date hereof. The guarantee is set forth in, and forms a part of, the Indenture under which the notes will be issued. If, for any reason, the Bank does not make any required payment in respect of the notes when due, Holding as the guarantor thereof will cause the payment to be made to or to the order of the trustee. The holder of the guaranteed note may sue the guarantor to enforce its rights under the guarantee without first suing the Bank or any other person or entity. The guarantees will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations.

FORMS OF NOTES

    We will offer the notes on a continuing basis and will issue notes only in fully registered form either as registered global notes or as certificated notes.

    REGISTERED GLOBAL NOTES. For registered global notes, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under "Forms of Securities -- Global Securities," you may not exchange registered global notes or interests in registered global notes for certificated notes.

    Each global note certificate representing registered global notes will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth in the prospectus under "Forms of Securities -- Global Securities." The Depositary has confirmed to us, AAFS and the trustee that it intends to follow these procedures.

    CERTIFICATED NOTES. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for registered global notes or interests in registered global notes.

    DENOMINATIONS. We will issue the notes:

     o for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

     o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under "-- Interest and Principal Payments -- Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

INTEREST AND PRINCIPAL PAYMENTS

    PAYMENTS, EXCHANGES AND TRANSFERS. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes, and exchange the notes at JPMorgan Chase Bank, acting through its corporate trust office at 450 West 33rd Street, New York, New York, 10001, as our current agent for the payment, transfer and exchange of the notes. We refer to JPMorgan Chase Bank, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the prospectus.

    We will not be required to:

    o register the transfer or exchange of any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

    o register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

    o register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

    No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

    Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

    RECIPIENTS OF PAYMENTS. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

    BOOK-ENTRY NOTES. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

    CERTIFICATED NOTES. Except as indicated below, for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

    o by check mailed to the address of the person entitled to payment as shown on the note register; or

    o for a holder of at least $10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

    PAYMENT PROCEDURES FOR BOOK-ENTRY NOTES DENOMINATED IN A FOREIGN CURRENCY. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. Dollars, unless the beneficial owner takes the following steps:

    o The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

    o The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    o The Depositary will notify the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

    PAYMENT PROCEDURES FOR CERTIFICATED NOTES DENOMINATED IN A FOREIGN CURRENCY. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

    o for payments of interest, on or prior to the fifth business day after the applicable record date; or

    o for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

    o at least five business days prior to the applicable record date, for payment of interest; or

    o at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

    o by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

    o by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

    DETERMINATION OF EXCHANGE RATE FOR PAYMENTS IN U.S. DOLLARS FOR NOTES DENOMINATED IN A FOREIGN CURRENCY. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S.

dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

     o of the specified currency for U.S. dollars for settlement on the payment date;

     o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

     o    at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is an affiliate of the Bank. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

    UNAVAILABILITY OF FOREIGN CURRENCY. The relevant specified currency may not be available to us or Holding, as the case may be, for making payments of principal of, premium on, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

     o of the specified currency for U.S. dollars for settlement on the payment date;

     o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

     o    at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

    These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium on, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

    DISCOUNT NOTES. Some notes may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant yield. See "United States Federal Taxation -- Notes -- Discount Notes" below. If the principal of any note that is considered to be issued with original issue discount is declared to be due and payable immediately as described under "Description of Debt Securities -- Events of Default" in the prospectus, the amount of principal due and payable on that note will be limited to:

     o    the aggregate principal amount of the note MULTIPLIED BY the sum of

     o its issue price, expressed as a percentage of the aggregate principal amount, plus

     o the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

The amortization will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of declaration. See the applicable pricing supplement for any special considerations applicable to these notes.

FIXED RATE NOTES

    Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

    HOW INTEREST IS CALCULATED. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

    HOW INTEREST ACCRUES. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day."

    WHEN INTEREST IS PAID. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    AMOUNT OF INTEREST PAYABLE. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

FLOATING RATE NOTES

    Each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:


    o   the CD rate,

    o   the commercial paper rate,

    o   EURIBOR,

    o   the federal funds rate,

    o   LIBOR,

    o   the prime rate,

    o   the Treasury rate,

    o   the CMT rate, or

    o any other rate or interest rate formula specified in the applicable pricing supplement.

     FORMULA FOR INTEREST RATES. The interest rate on each floating rate note will be calculated by reference to:

    o   the specified base rate based on the index maturity,

    o   plus or minus the spread, if any, and/or

    o   multiplied by the spread multiplier, if any.

    For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note.

    LIMITATIONS ON INTEREST RATE. A floating rate note may also have either or both of the following limitations on the interest rate:

    o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate";

    o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

    In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

    HOW FLOATING INTEREST RATES ARE RESET. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent identified in the applicable pricing supplement will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

    o for CD rate notes, commercial paper rate notes, federal funds rate notes, prime rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

    o for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "-- General Terms of Notes -- Some Definitions," prior to the interest reset date;

    o for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date; and

    o for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the next following business day.

    The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

    The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

    In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (1) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and
(2) the business day preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

    HOW INTEREST IS CALCULATED. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day."


    The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

    For a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by DIVIDING the interest rate applicable to that day:

    o by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes (except for LIBOR notes denominated in pounds sterling) and prime rate notes;

    o   by 365, in the case of LIBOR notes denominated in pounds sterling; or

    o by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

    All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 being rounded upward.

    WHEN INTEREST IS PAID. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

BASE RATE NOTES

    CD RATE NOTES

    CD rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "CD rate" means, for any interest determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

    The following procedures will be followed if the CD rate cannot be determined as described above:

    o If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    COMMERCIAL PAPER RATE NOTES

    Commercial paper rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

    The following procedures will be followed if the commercial paper rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

    o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "money market yield" will be a yield calculated in accordance with the following formula:

                                       D x 360
        money market yield  =  -----------------------  x 100
                                    360 - (D x M)


where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    EURIBOR NOTES

    EURIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m. (Brussels time).

    The following procedures will be followed if the rate cannot be determined as described above:

    o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

    o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

    o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest will be the initial interest rate.

    "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

    FEDERAL FUNDS RATE NOTES

    Federal funds rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

    The following procedures will be followed if the federal funds rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

    o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    LIBOR NOTES

    LIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on London interbank offered rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The calculation agent will determine "LIBOR" for each interest determination date as follows:

     o    As of the interest determination date, LIBOR will be either:

          o if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

          o if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

     o If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (2) no rate appears and the applicable pricing supplement specifies either (x) "LIBOR Telerate" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on Bridge Telerate Inc., or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

    If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

    PRIME RATE NOTES

    Prime rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

    The following procedures will be followed if the prime rate cannot be determined as described above:

    o If the above rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

    o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

    o If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

    o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

    TREASURY RATE NOTES

    Treasury rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.


    The "Treasury rate" means:

    o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page

        56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57";

    o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High";

    o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury;

    o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market";

    o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable

        Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market";

    o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include an agent or one or more of our affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

    o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                               D x N
            bond equivalent yield  =   -------------------  x 100
                                           360 - (D x M)


In this formula, "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    CMT RATE NOTES

    CMT rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    The "CMT rate" means, for any interest determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

     o the rate on that interest determination date, if the Designated CMT Telerate Page is 7051; and

     o the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

    The following procedures will be followed if the CMT rate cannot be determined as described above:

     o If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     o If the above rate described in the first bullet point is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     o If the information described in the second bullet point is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary United States government securities dealers, which we refer to as a "reference dealer," in The City of New York, which may include an agent or one or more of our affiliates, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     o If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet point, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

     o If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

     o If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc., or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

EXCHANGEABLE NOTES

    We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

    o   the securities of an entity not affiliated with us;

    o   a basket of those securities;

    o   an index or indices of those securities; or

    o   any combination of the above.

    The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

    OPTIONALLY EXCHANGEABLE NOTES. The holder of an optionally exchangeable note may, during a period, or at a specific time or times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

    MANDATORILY EXCHANGEABLE NOTES. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

    PAYMENTS UPON EXCHANGE. The pricing supplement will specify whether upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

    SPECIAL REQUIREMENTS FOR EXCHANGE OF GLOBAL SECURITIES. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

    PAYMENTS UPON ACCELERATION OF MATURITY OR TAX REDEMPTION. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

    o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of acceleration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount in cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

    o a mandatorily exchangeable note will equal an amount determined as if the date of acceleration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

NOTES LINKED TO COMMODITY PRICES, SINGLE SECURITIES, BASKETS OF SECURITIES OR INDICES

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date is determined by reference to one or more commodity prices, securities of entities not affiliated with us, a basket of those securities or an index or indices of those securities. These notes may include other terms, which will be specified in the relevant pricing supplement.

CURRENCY-LINKED NOTES

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

     o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

     o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency";

     o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency";

     o the interest rate per annum and the dates on which we will make interest payments;

     o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

     o    additional tax considerations, if any.

    The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

GUARANTEED NOTES

    We may issue notes that are subject to a financial insurance guaranty policy issued by a financial institution that unconditionally and irrevocably guarantees certain payments on the notes. The terms of the financial insurance guaranty policy will be described in the relevant pricing supplement.

REDEMPTIONS AND REPURCHASES OF NOTES

    OPTIONAL REDEMPTION. The pricing supplement will indicate the terms of our option to redeem the notes, if any. We will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable pricing supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. The notes will not be subject to any sinking fund.

    REPAYMENT AT OPTION OF HOLDER. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date or dates specified prior to its maturity date. The repayment price will be equal to 100% of the principal amount of the note, together with accrued interest to the date of repayment. For notes issued with original issue discount, the pricing supplement will specify the amount payable upon repayment.

    For us to repay a note, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

     o the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

     o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

    Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

    SPECIAL REQUIREMENTS FOR OPTIONAL REPAYMENT OF GLOBAL NOTES. If a note is represented by a global note, the Depositary or the Depositary's nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

    OPEN MARKET PURCHASES. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

REPLACEMENT OF NOTES

    At the expense of the holder, we will replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered notes, or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, Holding, the paying agent, the registrar, in the case of registered notes, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered notes, and the applicable trustee may be required before a replacement note will be issued.

                                 THE DEPOSITARY

    The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary's nominee.

    The Depositary has advised us as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including AAFS and other agents), banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                    SERIES A NOTES OFFERED ON A GLOBAL BASIS

    If we or Holding offer any of the securities under our Series A program on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in this section under "-- Book Entry, Delivery and Form" and "-- Global Clearance and Settlement Procedures" will apply to every offering on a global basis. The additional provisions described under "-- Tax Redemption" and "-- Payment of Additional Amounts" will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

BOOK-ENTRY, DELIVERY AND FORM

    The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold such interests in the registered global securities in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, acting in this depositary capacity, as the "U.S. depositary" for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

    Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, "Clearstream, Luxembourg customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

    Distributions with respect to the securities held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

    The Euroclear operator advises that the Euroclear system was created in 1968 to hold securities for its participants, "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear system provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the "cooperative." All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts maintained with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear operator is a Belgian banking corporation which is regulated and examined by the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the "terms and conditions." The terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to the securities held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

    The Euroclear operator further advises that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the registered global securities.

    The Euroclear operator advises as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator's records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

    Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

    Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. If the Depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the Depositary or upon becoming aware that the Depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by such registered global securities upon delivery of those registered global securities for cancellation.

    Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within the Euroclear system and between Clearstream, Luxembourg and the Euroclear system in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

    A further description of the Depositary's procedures with respect to the registered global securities is set forth in the prospectus under "Forms of Securities--Global Securities." The Depositary has confirmed to us and the trustee that it intends to follow these procedures.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

    Initial settlement for the securities offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary's participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

    Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

    Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the

Euroclear system as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

    Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

TAX REDEMPTION

    If specified in the applicable pricing supplement, we may redeem, in whole but not in part, any of the securities under our Series A Program offered on a global basis at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount of those securities, together with accrued interest to the date fixed for redemption, if we determine that, as a result of any change in or amendment to the laws affecting taxation after the date of the relevant pricing supplement (or any regulations or rulings promulgated thereunder) of The Netherlands or of any political subdivision or taxing authority thereof or therein (or the jurisdiction of residence or incorporation of any successor corporation), or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable pricing supplement, we have or will become obligated to pay additional amounts (as defined below under "-- Payment of Additional Amounts") with respect to any of those securities as described below under "-- Payment of Additional Amounts." See "Description of Notes -- Exchangeable Notes -- Payments upon Acceleration of Maturity or upon Tax Redemption." Prior to the giving of any notice of redemption pursuant to this paragraph, the Bank shall deliver to the trustee:

     o a certificate stating that the Bank is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Bank to so redeem have occurred and

     o an opinion of independent counsel satisfactory to the trustee to the effect that the Bank is entitled to effect the redemption based on the statement of facts set forth in the certificate; provided that no notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Bank would be obligated to pay the additional amounts if a payment in respect of the securities were then due.

    Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice will be given in accordance with "Notices" below.

PAYMENT OF ADDITIONAL AMOUNTS

    If specified in the applicable pricing supplement, we will, with respect to any of the securities under our Series A Program offered on a global basis and subject to certain exceptions and limitations set forth below, pay such additional amounts, the "additional amounts," to holders of the securities as may be necessary in order that the net payment of the principal of the securities and any other amounts payable on the securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation, will not be less than the amount provided for in the securities to be then due and payable. We will not, however, be required to make any payment of additional amounts for or on account of:

     o any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation, where presentation is required, by the holder of a security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     o any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

     o any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of the securities;

     o any tax, assessment or other governmental charge imposed on a payment that is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to such Directive;

     o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or other amounts payable, or interest on the securities, to the extent that such payment can be made without such withholding by presentation of the securities to any other paying agent;

     o any tax, assessment or other governmental charge that would not have been imposed but for a holder's failure to comply with a request addressed to the holder or, if different, the direct nominee of a beneficiary of the payment, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of securities, if such compliance is required by statute or by regulation of The Netherlands (or other relevant jurisdiction), or of any political subdivision or taxing authority thereof or therein, as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

     o    any combination of the items listed above;

nor shall we pay additional amounts with respect to any payment on the securities to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or other relevant jurisdiction), or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the securities.

NOTICES

    Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

    See also "Plan of Distribution -- Series A Notes Offered on a Global
Basis."

                         UNITED STATES FEDERAL TAXATION

    In the opinion of Davis Polk & Wardwell, counsel to the Bank, the following summary accurately describes the principle U.S. federal income tax consequences of ownership and disposition of the notes. Except as specifically noted below, this discussion applies only to:

     o    notes purchased on original issuance;

     o    notes held as capital assets; and

     o    United States holders (as defined below).

    This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as:

     o    certain financial institutions;

     o    insurance companies;

     o    dealers in securities or foreign currencies;

     o persons holding notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction;

     o    United States holders whose functional currency is not the U.S.
          dollar; or

     o partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

    This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described below. Persons considering the purchase of the notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation and their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

    This discussion does not apply to currency-linked notes or to notes that have principal or interest determined by reference to commodity prices, securities of entities unaffiliated with the Bank, baskets of those securities or an index or indices of those securities. The tax treatment of these instruments will be specified in the relevant pricing supplement.

    As used herein, the term "United States holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

     o    a citizen or individual resident of the United States;

     o a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

     o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    The term "United States holder" also includes certain former citizens and residents of the United States.

    If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult with their tax advisers.


PAYMENTS OF INTEREST

    Interest paid on a note will be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes, provided that the interest is "qualified stated interest" (as defined below). Interest income earned by a United States holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant in calculating the holder's foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest paid on the notes will constitute "passive income." Special rules governing the treatment of interest paid with respect to original issue discount notes, exchangeable notes and foreign currency notes are described under "Original Issue Discount," "Optionally Exchangeable Notes," "Mandatorily Exchangeable Notes" and "Foreign Currency Notes" below.

ORIGINAL ISSUE DISCOUNT

    A note that has an "issue price" that is less than its "stated redemption price at maturity" will be considered to have been issued at an original discount for federal income tax purposes (and will be referred to as an "original issue discount note") unless the note satisfies a DE MINIMIS threshold (as described below) or is a short-term note (as defined below). The "issue price" of a note will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a note generally will equal the sum of all payments required under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a "variable rate date instrument" that is unconditionally payable (other than in debt instruments of the issuer) at least annually at a single qualified floating rate of interest or at a rate that is determined at a single fixed formula that is based on objective financial or economic information. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated.

    If the difference between a note's stated redemption price at maturity and its issue price is less than a DE MINIMIS amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the note will not be considered to have original issue discount. United States holders of notes with a DE MINIMIS amount of original issue discount will include this original issue discount in income, as capital gain, on a PRO RATA basis as principal payments are made on the note.

    A United States holder of original discount notes will be required to include any qualified stated interest payments in income in accordance with the holder's method of accounting for federal income tax purposes. United States holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal tax purposes as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received.

    A United States holder may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

    A note that matures one year or less from its date of issuance (a "short-term note") will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method United States holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. Holders who so elect and certain other holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange, or retirement of the short-term note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those United States holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

    We may have an unconditional option to redeem, or United States holders may have an unconditional option to require us to redeem, a note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if, by utilizing any date on which the note may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the note as the stated redemption price at maturity, the yield on the note would be lower than its yield to maturity. If the United States holders have an unconditional option to require us to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if making the same assumptions as those set forth in the previous sentence, the yield on the note would be higher than its yield to maturity. If this option is not in fact exercised, the note would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new note were issued, on the presumed exercise date for an amount equal to the note's adjusted issue price on that date. The adjusted issue price of an original issue discount note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

MARKET DISCOUNT

    If a United States holder purchases a note (other than a short-term note) for an amount that is less than its stated redemption price at maturity or, in the case of an original issue discount note, its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified DE MINIMIS amount.

    A United States holder will be required to treat any principal payment (or, in the case of an original issue discount note, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of a note, including disposition in certain nonrecognition transactions, as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the United States holder pursuant to an election by the holder to include market discount in income as it accrues, or pursuant to a constant yield election by the holder as described under "Original Issue Discount" above. In addition, the United States holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

    If a United States holder makes a constant yield election for a note with market discount, such election will result in a deemed election for all market discount bonds acquired by the holder on or after the first day of the first taxable year to which such election applies.

ACQUISITION PREMIUM AND AMORTIZABLE BOND PREMIUM

    A United States holder who purchases a note for an amount that is greater than the note's adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that the United States holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

    If a United States holder purchases a note for an amount that is greater than the amount payable at maturity, or on the earlier call date, in the case of a note that is redeemable at our option, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity. The holder may elect to amortize this premium, using a constant yield method, over the remaining term of the note (where the note is not optionally redeemable prior to its maturity date). If the note may be optionally redeemed prior to maturity after the holder has acquired it, the amount of amortizable bond premium is determined by substituting the call date for the maturity date and the call price for the amount payable at maturity only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. A holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

    If a United States holder makes a constant yield election (as described under "Original Issue Discount" above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of a note, a United States holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the note. Gain or loss, if any, will generally be U.S. source income for purposes of computing a United States holder's foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest on the note. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

    Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount or, in the case of a short-term note, to the extent of any accrued discount not previously included in the holder's taxable income. See "Original Issue Discount" and "Market Discount" above. In addition, other exceptions to this general rule apply in the case of foreign currency notes, optionally exchangeable notes. See "Foreign Currency Notes" below and "Optionally Exchangeable Notes" above.

OPTIONALLY EXCHANGEABLE NOTES

    Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. Under the rules that govern the treatment of contingent payment debt instruments, no payment on an optionally exchangeable note qualifies as qualified stated interest. Rather, a United States holder must account for interest for U.S. federal income tax purposes based on a

"comparable yield" and the differences between actual payments on the note and the note's "projected payment schedule" as described below. The comparable yield is determined by us at the time of issuance of the notes and takes into account the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the optionally exchangeable notes. The comparable yield may be greater than or less than the stated interest, if any, with respect to the notes.

    Solely for the purpose of determining the amount of interest income that a United States will be required to accrue on an optionally exchangeable note, we will be required to construct a "projected payment schedule" that represents a series of payments the amount and timing of which would produce a yield to maturity on the optionally exchangeable note equal to the comparable yield and is used.

    NEITHER THE COMPARABLE YIELD NOR THE PROJECTED PAYMENT SCHEDULE CONSTITUTES A REPRESENTATION BY US OR HOLDING REGARDING THE ACTUAL AMOUNT, IF ANY, THAT THE OPTIONALLY EXCHANGEABLE NOTE WILL PAY.

    For U.S. federal income tax purposes, a United States holder will be required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of an optionally exchangeable note, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service.

    A United States holder, regardless of the holder's method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on an optionally exchangeable note at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the optionally exchangeable note (as set forth below).

    A United States holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of an optionally exchangeable note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of an optionally exchangeable note for a taxable year:

    o will first reduce the amount of interest in respect of the optionally exchangeable note that a holder would otherwise be required to include in income in the taxable year; and

    o to the extent of any excess, will give rise to an ordinary loss equal to so much of this excess as does not exceed the excess of:

        o the amount of all previous interest inclusions under the optionally exchangeable note over

        o the total amount of the United States holder's net negative adjustments treated as ordinary loss on the optionally exchangeable note in prior taxable years.

    A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the optionally exchangeable note or to reduce the amount realized on a sale, exchange or retirement of the optionally exchangeable note. Where a United States holder purchases an optionally exchangeable note for a price other than its adjusted issue price, the difference between the purchase price and the adjusted issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the optionally exchangeable note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated.

    Upon a sale, exchange or retirement of an optionally exchangeable note (including a delivery of shares pursuant to the terms of the obligation), a United States holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted basis in the optionally exchangeable note. The adjusted issue price of an optionally exchangeable note is defined as the sum of its issue price and any interest previously accrued on the note, disregarding any net positive and net negative adjustments, less the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the on the optionally exchangeable note. If we deliver property, other than cash, to a United States holder in retirement of an optionally exchangeable note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A United States holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss. The deductibility of capital losses is subject to limitations.

    A United States holder will have a tax basis in any property, other than cash, received upon the retirement of an optionally exchangeable note including in satisfaction of a conversion right or a call right equal to the fair market value of the property, determined at the time of retirement. The holder's holding period for the property will commence on the day immediately following its receipt.

FOREIGN CURRENCY NOTES

    The following discussion summarizes the principal United States federal income tax consequences to a United States holder of the ownership and disposition of notes, other than currency-linked notes described above, that are denominated in a specified currency other than the U.S. dollar or the payments of interest or principal on which are payable in one or more currencies or currency units other than the U.S. dollar, which we refer to as "foreign currency notes."

    The rules applicable to foreign currency notes could require some or all gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and may depend on the holder's particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a holder should make any of these elections may depend on the holder's particular federal income tax situation. United States holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

    A United States holder who uses the cash method of accounting and who receives a payment of qualified stated interest in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at the time, and this U.S. dollar value will be the United States holder's tax basis in the foreign currency. A cash method holder who receives a payment of qualified stated interest in U.S. dollars pursuant to an option available under such note will be required to include the amount of this payment in income upon receipt.

    An accrual method United States holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount, but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The United States holder will recognize ordinary income or loss with respect to accrued interest income on the date the income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) in respect of the accrual period (or, where a holder receives U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of a cash method taxpayer required to currently accrue original issue discount or market discount.

    An accrual method United States holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A United States holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service.

    Original issue discount, market discount, acquisition premium and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency. Where the taxpayer elects to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount shall be determined in accordance with the rules relating to accrued interest described above.

    If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis shall reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss as described below. If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a United States holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.

    A United States holder's tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value amount of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A United States holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

    Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuation in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the United States holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the holder on the sale, exchange or retirement of the foreign currency note. The source of the foreign currency gain or loss will be determined by reference to the residence of the holder or the "qualified business unit" of the holder on whose books the note is properly reflected. Any gain or loss realized by these holders in excess of the foreign currency gain or loss will be capital gain or loss except to the extent of any accrued market discount or, in the case of short-term note, to the extent of any discount not previously included in the holder's income.

    A United States holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. A cash method taxpayer who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment for all purchases and sales of foreign currency obligations provided that the notes are traded on an established securities market. This election cannot be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a United States holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

MANDATORILY EXCHANGEABLE NOTES

    The U.S. federal income tax treatment of mandatorily exchangeable notes is unclear and depends on the specific terms of the notes. Prospective purchasers of mandatorily exchangeable notes are urged to review the applicable pricing supplement and consult with their tax advisers.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Information returns may be filed with the Internal Revenue Service in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A United States holder may be subject to U.S. backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a United States holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle them to a refund, provided that the required information is furnished to the Internal Revenue Service.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                          TAXATION IN THE NETHERLANDS

    The following is a general summary of certain Netherlands tax consequences as of the date of this prospectus supplement in relation to the notes. It is not exhaustive and holders who are in doubt as to their tax position should consult their professional advisers.

DUTCH RESIDENT HOLDERS

    Holders who are individuals and are resident or deemed to be resident in The Netherlands, or who have elected to be treated as a Dutch resident holder for Dutch tax purposes, are subject to Dutch income tax on a deemed return regardless of the actual income derived from a note or gain or loss realized upon disposal or redemption of a note, provided that the note is a portfolio investment and is not held in the context of any business or substantial interest. The deemed return amounts to 4 percent of the average value of the holder's net assets in the relevant fiscal year (including the notes) and is taxed at a flat rate of 30 percent.

    Corporate holders that are resident or deemed to be resident in The Netherlands, without being exempt from Dutch corporate tax, will be subject to Dutch corporate tax on all income and gains realized in connection with the notes.

NON-DUTCH RESIDENT HOLDERS

    Non-Dutch resident holders normally will not be subject to Dutch income or corporate taxation with respect to income or capital gains realized in connection with a note, unless there is a specific connection with The Netherlands, such as an enterprise or part thereof which is carried on through a permanent establishment in The Netherlands or a substantial interest or deemed substantial interest in the Bank.

    A holder will not become resident or deemed to be resident in The Netherlands by reason only of the holding of a note.

REGISTRATION TAXES, STAMP DUTY, ETC.

    There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty payable by the holder in The Netherlands in connection with the notes.

WITHHOLDING TAX

    All payments by the Bank to the holder in respect of the notes can be made free of any Dutch withholding tax, unless the notes qualify as debt as referred to in Article 10, paragraph 1 sub d of the Dutch Corporate Income Tax Act (Wet op de Vennootschapsbelasting 1969).

                              PLAN OF DISTRIBUTION

    We and Holding are offering the Series A notes and related guarantees on a continuing basis exclusively through ABN AMRO Financial Services, Inc. ("AAFS") and ABN AMRO Incorporated ("AAI") to the extent either or both of them are named in the applicable pricing supplement. In addition, we and Holding may offer the Series A notes and related guarantees through certain other agents to be named in the applicable pricing supplement. The agents have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission ranging from 1% to 4% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

    We and Holding may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

    The agent may be deemed to be an "underwriter" within the meaning of the Securities Act. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.

    To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities for its own investment.

    We estimate that we will spend approximately $727,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

    Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by certain agents that they intend to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

    AAFS and AAI are wholly owned indirect subsidiaries of the Bank. To the extent either or both are named in the applicable pricing supplement, AAFS and AAI will conduct each offering of these securities in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, AAFS and AAI may offer and sell those securities in the course of their businesses as broker-dealers. AAFS and AAI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. AAFS and AAI may use this prospectus supplement in connection with any of those transactions. Neither AAFS or AAI is obligated to make a market in any of these securities and each may discontinue any market-making activities at any time without notice.

    In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement for up to 10 days after the original issue date, if the total aggregate principal amount of the securities offered by the applicable pricing supplement is not sold on the original issue date for those securities. The amount of securities offered during the extended offering period will not exceed approximately 10% of the total aggregate principal amount of the securities offered by the applicable pricing supplement. One or more of our or Holding's affiliates may agree to purchase, for its own investment, any securities that are not sold during the extended offering period. During an extended offering period, securities will be offered at prevailing market prices which may be above or below the initial issue price set forth in the applicable pricing supplement. Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

    Neither of the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

    In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The agents can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

    Concurrently with the offering of these securities through the agents, we may issue other debt securities under the Indenture. Those debt securities may include medium-term notes under a Series B prospectus supplement. We refer to those notes as "Euro medium-term notes". The Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this prospectus supplement and will be fully and unconditionally guaranteed by Holding. The Euro medium-term notes may be offered concurrently with the offering of these securities, on a continuing basis outside the United States by the Bank, under a distribution agreement with AAFS, AAI and/or other financial institutions, including other affiliates of the Bank or Holding, as agents for the Bank. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. Any Euro medium-term note sold under the Euro Distribution Agreement, and any debt securities issued by the Bank under the Indenture will reduce the aggregate offering price of the securities that may be offered under this prospectus supplement, any pricing supplement and the accompanying prospectus.

NOTES OFFERED ON A GLOBAL BASIS

    If the applicable pricing supplement indicates that any of our notes will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

    Each agent has represented and agreed, and any other agent through which we may offer these securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

    Purchasers of any securities offered on a global basis may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

                                 LEGAL MATTERS

    The validity of the notes and the related guarantees will be passed upon for the Bank by Laura Schisgall, Esq., Senior Vice President and Derivatives Counsel, and Clifford Chance Limited Liability Partnership. Davis Polk & Wardwell will also pass upon certain legal matters relating to the notes and the related guarantees for the agents. Davis Polk & Wardwell has in the past represented ABN AMRO Holding N.V. and its affiliates, including the Bank, and continues to represent ABN AMRO Holding N.V. and its affiliates on a regular basis and in a variety of matters.

PROSPECTUS



                        $2,044,250,000 DEBT SECURITIES,

                               ABN AMRO BANK N.V.

                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                             ABN AMRO HOLDING N.V.


We, ABN AMRO Bank N.V., may offer from time to time debt securities that are fully and unconditionally guaranteed by ABN AMRO Holding N.V. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

Our principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and our telephone number is (31-20) 628 9393.



















SEPTEMBER 17, 2003

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that we and ABN AMRO Holding N.V. or "Holding" filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we and Holding may, from time to time, sell the debt securities and related guarantees described in the prospectus in one or more offerings up to a total dollar amount of $2,044,250,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This prospectus provides you with a general description of the debt securities and the related guarantees. Each time we and Holding sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" beginning on page 2 of this prospectus.

     Following the initial distribution of an offering of securities, certain affiliates of ours and Holding may offer and sell those securities in the course of their businesses as broker-dealers. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

     The debt securities may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer).

     As used in this prospectus, the "Bank," "we," "us," and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the SEC. You may read and copy these documents at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding Holding that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information Holding has filed with the SEC by reference to file number 1-14624.

     This prospectus is part of a registration statement we and Holding filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The SEC allows us to incorporate by reference much of the information Holding files with them, which means that we and Holding can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this prospectus is considered to be part of this prospectus. Because we and Holding are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we and Holding incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or Holding make with the SEC (including any Form 6-Ks we or Holding subsequently file with the SEC and specifically incorporate by reference into this prospectus) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into Registration Statement No. 333-89136, of which this prospectus is a part until we and Holding complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

         (a) Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2002, filed on March 28, 2003 and amended by an Amendment to the Annual Report on Form 20-F filed with the SEC on August 28, 2003, which, as amended, we also refer to as the 20-F for 2002;

         (b) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on April 14, 2003, containing a press release entitled, "Changes in Supervisory Board ABN AMRO", dated March 14, 2003;

         (c) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on May 8, 2003, containing a press release entitled, "ABN AMRO reports first quarter 2003 results:
              Good overall performance", dated April 28, 2003;

         (d) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on May 8, 2003, containing a press release entitled, "ABN AMRO further strengthens position in Brazil through acquisition of Banco Sudameris", dated April 16, 2003;

         (e) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on August 18, 2003, containing (1) a press release entitled, "ABN AMRO reports double-digit growth", dated August 7, 2003, and (2) a release entitled, "Consolidated Ratio of Earnings to Fixed Charges Calculated under Dutch GAAP for the Three Month and Six Month Periods Ended June 30, 2003"; and

         (f) the Report on Form 6-K of ABN AMRO Holding N.V. and ABN AMRO Bank N.V. filed with the SEC on August 18, 2003, containing the Articles of Association of ABN AMRO Holding N.V., as last amended on May 26, 2003.

     You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628 3842).

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth Holding's consolidated ratios of earnings to fixed charges for the periods indicated based on the figures resulting from the reconciliation to U.S. GAAP.

                                       (UNAUDITED)
                                   SIX MONTHS ENDED(1)          YEAR ENDED DECEMBER 31,
                                   -------------------   -------------------------------------
                                      JUNE 30, 2003      2002    2001    2000    1999    1998
                                   -------------------   -----   -----   -----   -----   -----
Excluding Interest on Deposits(2)          2.50x         1.89x   1.45x   1.85x   1.91x   2.04x
Including Interest on Deposits(2)          1.34x         1.21x   1.08x   1.15x   1.17x   1.17x

--------------
1    These figures are unaudited. The ratios for the six months ended June 30, 2003 are based on Dutch GAAP because U.S. GAAP ratios are not available.

2    Deposits include bank and total customer accounts. See the consolidated financial statements incorporated by reference herein.

                               ABN AMRO BANK N.V.

     We are a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of approximately 3,500 offices and branches in more than 60 countries and territories. We are one of the largest banking groups in the world, with total consolidated assets of EUR 614.2 billion as of June 30, 2003.


                             ABN AMRO HOLDING N.V.

     ABN AMRO Holding N.V. is incorporated under the laws of The Netherlands by deed of May 30, 1990 as the holding company of ABN AMRO Bank N.V. The Articles of Association of Holding were last amended by deed of May 26, 2003 and executed before Mr. R.J.C. van Helden, Notary Public of Amsterdam. Holding's main purpose is to own ABN AMRO Bank N.V. and its subsidiaries. Holding owns 100 percent of the shares of ABN AMRO Bank N.V. and is jointly and severally liable for all liabilities of ABN AMRO Bank N.V. All of the securities issued by ABN AMRO Bank N.V. hereunder after the date hereof will be fully and unconditionally guaranteed by ABN AMRO Holding N.V.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

     The debt securities will be issued by the Bank under an Indenture dated November 27, 2000, between us and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee, as supplemented by a Supplemental Indenture dated September 18, 2003 among the Bank, Holding and the trustee. We refer to the Indenture, as supplemented by the Supplemental Indenture, as the "Indenture." We refer to JPMorgan Chase Bank, as trustee under the Indenture, as the "trustee." The trustee's address is: JPMorgan Chase Bank, Institutional Trust Services, 450 West 33rd Street, 15th Floor, New York, NY 10001.

     We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

     The debt securities will be our direct, unsecured general obligations. The debt securities will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

GUARANTEE

     Holding will fully and unconditionally guarantee payment in full to the holders of the debt securities issued by the Bank under the Indenture after the date hereof. The guarantee is set forth in, and forms part of, the Indenture under which the debt securities will be issued. If, for any reason, the Bank does not make any required payment in respect of its debt securities when due, Holding as the guarantor thereof will cause the payment to be made to or to the order of the trustee. The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing the Bank or any other person or entity. The guarantees will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations.

PAYMENTS

     We may issue debt securities from time to time in one or more series. The provisions of the Indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

     Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.


TERMS SPECIFIED IN PROSPECTUS SUPPLEMENT

     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     o    the specific designation;

     o    the aggregate principal amount, purchase price and denomination;

     o the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

     o    the date of maturity;

     o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any (the calculation agent will be identified in the applicable pricing supplement);

     o    the interest payment dates, if any;

     o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

     o whether we will issue the debt securities in definitive form and under what terms and conditions;

     o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

     o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     o any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

     o any applicable United States federal income tax consequences and Netherlands income tax consequences, including, but not limited to:

          o whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

          o tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

          o tax considerations applicable to any debt securities denominated and payable in foreign currencies;

     o whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty; and

     o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

     Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of

Original Issue Discount Securities will contain information relating to federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

REGISTRATION AND TRANSFER OF DEBT SECURITIES

     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the Indenture or the supplemental indenture or issuer order under which that series of debt securities is issued.

     Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

COVENANT RESTRICTING MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

     The Indenture provides that the Bank and Holding will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of either of their assets to any other person, unless:

     o either the Bank or Holding, as the case may be, will be the continuing legal entity; or

     o the successor legal entity or person that acquires all or substantially all of the Bank's or Holding's, as the case may be, assets:

          o will be incorporated and existing under the laws of the Netherlands, or a member state of the European Union or the Organisation for Economic Co-Operation and Development; and

          o will expressly assume all of the Bank's or Holding's, as the case may be, obligations under the Indenture and the debt securities and guarantee issued under the Indenture; and

     o immediately after the merger, consolidation, sale, lease or conveyance, the Bank or Holding, as the case may be or that person or that successor legal entity will not be in default in the performance of the covenants and conditions of the Indenture applicable to the Bank or Holding, as the case may be. (Indenture, Section 9.01)

     ABSENCE OF PROTECTIONS AGAINST ALL POTENTIAL ACTIONS OF THE BANK. There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of the Bank or Holding or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of the Bank or Holding or a sale, lease or conveyance of all or substantially all of the Bank's or Holding's, as the case may be, assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

EVENTS OF DEFAULT

     The Indenture provides holders of debt securities with remedies if the Bank or Holding fails to perform specific obligations, such as making payments on the debt securities by the Bank, making payments on the guarantee by Holding or if the Bank or Holding becomes bankrupt. Holders should review these provisions and understand which of the Bank's or Holding's actions trigger an event of default and which actions do not. The Indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under the Indenture, with respect to any series of debt securities issued under that Indenture, as any one or more of the following events (each an "event of default") having occurred and be continuing:

     o default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

     o the Bank or Holding, as the case may be, fails to perform or observe any of its other obligations under the securities and such failure has continued for the period of 60 days next following the service on it of notice requiring the same to be remedied;

     o the Bank or Holding, as the case may be, is declared bankrupt, or a declaration in respect of us is made under Chapter X of the Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992) of The Netherlands;

     o an order is made or an effective resolution is passed for the winding up or liquidation of the Bank or Holding, as the case may be, unless this is done in compliance with the "Covenant Restricting Mergers and Other Significant Corporate Action" described above; or

     o any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued. (Indenture, Section 5.01)

     ACCELERATION OF DEBT SECURITIES UPON AN EVENT OF DEFAULT. The Indenture provides that:

     o if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the Indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank or Holding, as the case may be, applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Bank or Holding, as the case may be, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

     o if an event of default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued under the Indenture or due to specified events of bankruptcy, insolvency or reorganization of the Bank or Holding, as the case may be, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Indenture, voting as one class, by notice in writing to the Bank or Holding, as the case may be, may declare the principal of all debt securities and interest accrued thereon to be due and payable immediately. (Indenture, Section 5.01)

     ANNULMENT OF ACCELERATION AND WAIVER OF DEFAULTS. In some circumstances, if any and all events of default under the Indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities. (Indenture, Sections 5.01 and 5.10)

     INDEMNIFICATION OF TRUSTEE FOR ACTIONS TAKEN ON YOUR BEHALF. The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. (Indenture, Section 6.01). In addition, the Indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under the Indenture before proceeding to exercise any right or power at the request of holders. (Indenture, Section 6.02). Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Indenture, Section 5.09)

     LIMITATION ON ACTIONS BY YOU AS AN INDIVIDUAL HOLDER. The Indenture provides that no individual holder of debt securities may institute any action against the Bank or Holding under that Indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

     o the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above. (Indenture, Sections 5.06 and 5.09)

     The Indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. (Indenture, Section 3.05)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Bank or Holding, as the case may be, has the ability to eliminate most or all of its obligations on any series of debt securities prior to maturity if it complies with the following provisions. (Indenture, Section 10.01)

     DISCHARGE OF INDENTURE. The Bank or Holding, as the case may be, may discharge all of its obligations, other than as to transfers and exchanges, under the Indenture after it has:

     o paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

     o delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

     o irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the relevant Indenture relating only to that series of debt securities.

     DEFEASANCE OF A SERIES OF SECURITIES AT ANY TIME. The Bank or Holding, as the case may be, may also discharge all of its obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which the Bank or Holding refer to as defeasance.

     The Bank or Holding may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 9.01, which section contains the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called "covenant defeasance."

     Defeasance or covenant defeasance may be effected only if, among other things:

     o the Bank or Holding irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

     o the Bank or Holding deliver to the relevant trustee an opinion of counsel to the effect that:

          o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

MODIFICATION OF THE INDENTURE

     MODIFICATION WITHOUT CONSENT OF HOLDERS. The Bank, Holding and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the Indenture to:

     o    secure any debt securities;

     o evidence the assumption by a successor corporation of the Bank's or Holding's, as the case may be, obligations;


     o    add covenants for the protection of the holders of debt securities;

     o    cure any ambiguity or correct any inconsistency;

     o    establish the forms or terms of debt securities of any series; or

     o evidence the acceptance of appointment by a successor trustee. (Indenture, Section 8.01)

     MODIFICATION WITH CONSENT OF HOLDERS. The Bank, Holding and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of those debt securities. However, the Bank, Holding and the trustee may not make any of the following changes to any outstanding debt security without the consent of holders that would be affected by such change:

     o    extend the final maturity of such security;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of the Bank, Holding or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

     o impair the right of any holder to institute suit for the enforcement of any payment on any debt security or the guarantee when due; or

     o reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture. (Indenture, Section 8.02)

CONCERNING OUR RELATIONSHIP WITH THE TRUSTEE

     We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

                              FORMS OF SECURITIES

     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where the Bank's and Holding's obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where the Bank's and Holding's obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which name the bearer as owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities (other than global bearer securities, which name the bearer as owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

GLOBAL SECURITIES

     REGISTERED GLOBAL SECURITIES. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee or any other agent of the Bank or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such bearer notes as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), which we refer to as the "restricted period," offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii), and any coupons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

     o    is owned by a person that is not a United States person;

     o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of
          Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

     o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.

     Bearer securities, other than temporary global securities, and any coupons issued with bearer securities, will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person who holds the bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer security or coupon.

     As used herein, "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or a trust the income of which is subject to United States federal income taxation regardless of its source. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

                              PLAN OF DISTRIBUTION

     We and Holding may sell the securities being offered by this prospectus in three ways: (1) through selling agents, (2) through underwriters and/or (3) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank and Holding.

     We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If we use any underwriters to offer and sell these securities, we and Holding will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

     If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent -- in each case, less other expenses attributable to issuance and distribution.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     To the extent an initial offering of the securities will be distributed by an affiliate of the Bank and Holding each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of the Bank and Holding may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

     In the event that any NASD member participates in a public offering of these securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus or pricing supplements; (b) the maximum compensation to be received by any NASD member in this distribution will be disclosed and submitted for approval with the NASD's Corporate Financing Department (the "Department"); and (c) prior to the commencement of the distribution, underwriting documents proposed for use will be submitted to the Department for review. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

                                 LEGAL MATTERS

     The validity of the debt securities and guarantee will be passed upon for the Bank and Holding by Laura Schisgall, Esq., Senior Vice President and Derivatives Counsel, and certain matters of Dutch law will be passed upon for the Bank and Holding by Clifford Chance Limited Liability Partnership. Davis Polk & Wardwell will pass upon some legal matters relating to these securities for any selling agents or underwriters. Davis Polk & Wardwell has in the past represented Holding and its affiliates, including the Bank, and continues to represent Holding and its affiliates on a regular basis and in a variety of matters.


                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules of Holding incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the report of Ernst & Young, independent accountants, given on the authority of the firm as experts in accounting and auditing.


            ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

     Holding, the Bank and some of its affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income

Security Act of 1974, as amended, which is commonly referred to as ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities are acquired by or with the assets of a pension or other employee benefit plan with respect to which Holding, the Bank or any of its affiliates is a service provider, unless those debt securities are acquired pursuant to an exemption for transactions effected on behalf of one of these plans by a "qualified professional asset manager" or pursuant to any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. ANY INSURANCE COMPANY OR PENSION OR EMPLOYEE BENEFIT PLAN, OR ANY PERSON INVESTING THE ASSETS OF A PENSION OR EMPLOYEE BENEFIT PLAN, PROPOSING TO INVEST IN THE DEBT SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTA======== INCORPORATED BY REFERENCE IN THIS PRICING SUP THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DINED OR OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SEPLEMENT, SECURITIES AND SEEKING OFFERS TO BUY THESE SE WE HAVE ONLY IN JURISDICTIONS WHERE OFFERS AND SAIFFERENT PERMITTED. NEITHER THE DELIVERY OF THIS LL THESE SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLECURITIES PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THLES ARE SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMP PRICING THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MENT AND BANK N.V. OR ABN AMRO HOLDING N.V. SINCE THE DATEREUNDER OR THAT THE INFORMATION CONTAINED OR INCORPORLICATION REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEABN AMRO THE DATE OF SUCH INFORMATION.

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TABLE OF CONTENTS

PRICING SUPPLEMENT

                                                        PAGE
                                                        ----
Summary of Pricing Supplement...............            PS-3
Risk Factors................................            PS-8
Hypothetical Sensitivity Analysis of Total
of Return the Securities at Maturity.........          PS-13
Incorporation of Documents by Reference.....           PS-15
Public Information Regarding the Underlying
ADRs .......................................           PS-16
Description of Securities...................           PS-19
Use of Proceeds.............................           PS-30
ERISA Matters...............................           PS-30
Taxation....................................           PS-31
Plan of Distribution........................           PS-35


PROSPECTUS SUPPLEMENT


                                                        PAGE
                                                        ----
About This Prospectus Supplement............             S-2
Foreign Currency Risks......................             S-3
Description of Notes........................             S-5
The Depositary..............................            S-23
Series A Notes Offered on a Global Basis....            S-24
United States Federal Taxation..............            S-29
Taxation in The Netherlands.................            S-36
Plan of Distribution........................            S-37
Legal Matters...............................            S-39


PROSPECTUS


                                                        PAGE
About This Prospectus.......................               2
Where You Can Find Additional Information...               3
Consolidated Ratio of Earnings to Fixed
Charges ....................................               5
ABN AMRO Bank N.V...........................               6
ABN AMRO Holding N.V........................               6
Use of Proceeds.............................               7
Description of Debt Securities..............               8
Form of Securities..........................              14
Plan of Distribution........................              17
Legal Matters...............................              19
Experts.....................................              19
ERISA Matters for Pension Plans & Insurance
Companies ......................................          19

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                    ABN AMRO BANK N.V.

                            $


         FULLY AND UNCONDITIONALLY GUARANTEED BY
                  ABN AMRO HOLDING N.V.



      9.00% KNOCK-IN REVERSE EXCHANGEABLE SECURITIES
                     DUE JULY 6, 2007
                        LINKED TO
               AMERICAN DEPOSITARY RECEIPTS
             REPRESENTING ORDINARY SHARES OF
                      ING GROEP N.V.




                    PRICING SUPPLEMENT
                   (TO PROSPECTUS DATED
                  SEPTEMBER 17, 2003 AND
                  PROSPECTUS SUPPLEMENT
                DATED SEPTEMBER 18, 2003)





             LASALLE FINANCIAL SERVICES, INC.

                  ABN AMRO INCORPORATED

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